UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

MVP Holdings Corp
(Exact name of Registrant as specified in its charter)

Nevada	6220	27-2913069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

99 John Street, Suite 223
New York, NY 10038
(212) 962-2100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agents and Corporations, Inc
18124 Wedge Parkway Suite 925
Reno, NV 89511-8134
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________

COPIES OF ALL COMMUNICATIONS TO:

Bernard & Yam, LLP
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Facsimile: 212-219-3604
_________________

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.
_________________

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
	(1)	(2)
Common Stock, $.001 par value (3)	10,930,033	$1.92	$20,985,663	$2,436.44

Common Stock, $.001 par value, underlying 99,597shares of Series A Convertible Preferred Stock	9,959,700	$1.92	$19,122,624	$2,220.14

Common Stock, $.001 par value, underlying 416,667 shares of Series B-1 Convertible Preferred Stock	416,667	$1.92	$800,000	$92.88

Common Stock, $.001 par value, underlying 83,333 shares of Series B-2 Convertible Preferred Stock	83,333	$1.92	$159,999	$18.58

Common Stock, $.001 par value, underlying 7,870,903 Common Stock Warrants	7,870,903	$4.14	$32,585,538	$3,783.18

TOTAL	29,260,636	—	$73,653,824	$8,551.21

(1)             Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of our Common Stock as shall be issued by us to the selling stockholders as a result of stock splits, stock dividends or similar transactions.

(2)             The proposed offering price per share for the selling stockholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C and was based upon the offering price of the issued and outstanding common stock, the common stock underlying the Series A Convertible Preferred Stock, Series B-1 and Series B-2 Convertible Preferred Stocks and the exercise price of common stock Warrants of the Company included in this Registration Statement.

(3)           10,930,033 shares of common stock include 2,000,000 shares of common stock issued to Steven Perlstein, 2,000,000 shares of common stock issued to John Correnti, 6,916,700 shares of common stock converted from 69,167 shares of Series A Convertible Preferred Stock issued to non-US investors pursuant to the Unit Subscription Agreement entered on December 16, 2010, and 13,333 shares of common stock issued to Island Stock Transfer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________, 20__

MVP Holdings Corp

29,260,636 shares of common stock, par value $ 0.001 per share

This prospectus relates to the resale of up to 29,260,636 shares of Common Stock, par value $0.001 per share (“Shares”) of MVP Holdings Corp, a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus on page 20 (“Selling Stockholders”).  The shares of Common Stock offered under this prospectus includes (i) 10,930,033 shares of common stock currently issued and outstanding; (ii) 9,959,700 shares issuable upon conversion of 99,597shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Shares”); (iii) 416,667 shares issuable upon conversion of 416,667 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Shares”); (iv)  83,333 shares issuable upon conversion of  83,333 shares of Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Shares”), and (v) 7,870,903 shares issuable upon exercise of 7,870,903 Common Stock Warrants.

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants.

Our Common Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  The prices at which the Selling Stockholders may sell their shares will be determined by the prevailing market price for the Shares (if our Common Stock is publicly traded at such time) or in privately negotiated transactions.  Information regarding the Selling Stockholders and the time and manner in which they may offer and sell the Shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 20__

FORWARD-LOOKING STATEMENTS

This prospectus and related prospectus supplements contains forward-looking statements within the meaning of federal securities law. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words, identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition, results of operations, cash flow and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section of this prospectus. If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition and results of operation, cash flow, and growth strategies. When considering forward-looking statements, you should keep these factors in mind as well as the other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that may be important to you. You should carefully read this prospectus, any related prospectus supplement and the documents we have referred you to in “Where You Can Find More Information” on page 43 before making an investment in our common stock, including the “Risk Factors” section beginning on page 11. In this prospectus, references to “Company,” “we,” “us” and “our” refer to MVP Holdings Corp, our subsidiaries and affiliated entities including MVP Partners Inc and MVP Financial LLC.

OUR COMPANY

We are a financial service company and our main business is consisted of two sectors:

(1) Electronic brokerage and financial services. Through our wholly-owned subsidiary MVP Financial LLC (“MVP Financial”), which is a registered broker/dealer, a member of FINRA, NFA, and SIPC, and a registered firm with the CFTC, we provide our customers with electronic brokerage services including providing direct access to online trading of stock, futures, options, Foreign Exchange (“Forex”), and other forms of securities; and assisting customers to identify top rated professional money managers and Commodity Trading Advisors (“CTAs”).

(2) Developing and selling currency trading software and codes. We directly own a currency trading software program that generates “buy and sell” signals and charts and performs related functions for use in currency trading. We develop and improve this software program and sell the software codes through a website at www.currensys.com.

We were incorporated on June 30, 2010 in Nevada. On September 10, 2010, we entered a share exchange agreement with the shareholders of MVP Partners, Inc (“MVP Partners”), a Nevada corporation, and MVP Partners became our wholly owned subsidiary. Prior to our reverse merger with MVP Partners, MVP Partner carried out a reverse merger transaction with MVP Financial, LLC (“MVP Financial”), a Delaware limited liability company, on August 01, 2010 and MVP Financial became the wholly owned subsidiary of MVP Partners. MVP Financial LLC was formed as a limited liability company in Delaware on January 09, 2004. Upon the completion of these two reverse merger transactions, MVP Financial LLC became our wholly-owned sub-subsidiary through MVP Partners and our organizational structure is as follows:

On July 15, 2010, we entered a Purchase and Sale of Assets Agreement with Critical Mass Enterprises, LLC, a Delaware limited liability company (“Currensys”), under which we purchased the currency trading software and programs developed and owned by Currensys (“Currensys Assets”). Upon our purchase of Currensys Asset, we began to engage in the business of developing and selling currency trading system software based on the acquired Currensys Assets.

Our principal office is located at 99 John Street, Suite 223, New York, NY 10038. Our telephone number is (212) 962-2100 and our facsimile number is (212) 962-3333.

MVP Holdings Corp., MVP Partners Inc, and MVP Financial LLC are hereinafter collectively referred to as “Company”, “we”, “our” or “us”.

THE OFFERING

This prospectus relates to the resale of up to 29,260,636 shares of Common Stock, par value $0.001 per share, of MVP Holdings Corp, a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus on page 20 (“Selling Stockholders”).  The shares of Common Stock offered under this prospectus includes (i) 10,930,033 shares of common stock currently issued and outstanding; (ii) 9,959,700 shares issuable upon conversion of 99,597shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Shares”); (iii) 416,667 shares issuable upon conversion of 416,667 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Shares”); (iv)  83,333 shares issuable upon conversion of  83,333 shares of Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Shares”), and (v) 7,870,903 shares issuable upon exercise of 7,870,903 Common Stock Warrants.

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Common Stock outstanding prior to offering	36,960,033

Total shares of Common Stock offered by Selling Stockholders (assuming full conversion of all of the Preferred Shares and full e xercise of the Warrants)	29,260,636

Common Stock to be outstanding after the offering (assuming full conversion of all of the Preferred Shares and full exercise of the Warrants)	55,290,636

Use of proceeds of sale
We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants. We intend to use any proceeds received from the exercise of the Warrants, for working capital and other general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page 11 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

We have derived the following summary of our consolidated statement of operations data for the fiscal years ended December 31, 2008 and 2009 and the nine months ended September 30, 2009 and 20010 and our consolidated balance sheet data as of December 31, 2008 and 2009 and September 30, 2010 from the consolidated financial statements of our wholly owned subsidiary, MVP Partners Inc and its subsidiaries, MVP Financial LLC.  Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our consolidated financial data set forth below should be read together with our consolidated financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

MVP HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31,

ASSETS
	2009	2008
Current assets:

Cash	$65,328	$73,403
Commissions receivables	17,059	5,652
Prepaid expenses	2,110	-
Total current assets	84,497	79,055

Other assets:

Clearing deposit	49,311	51,030

Total other assets	49,311	51,030

Total assets	$133,808	$130,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$15,017	$855
Subordinated loan payable	50,000	-

Total Liabilities	65,017	855

Commitments and Contingencies	-	-

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value
416,667 shares authorized; no shares outstanding	-	-
Series B-2 Convertible preferred stock, $0.001 par value
83,333 shares authorized, no shares outstanding
Series C Preferred stock, $0.001 per value
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	109,000	109,000
Accumulated (deficit)	(70,209)	(9,770)

Total stockholders' equity	68,791	129,230

Total liabilities and stockholders' equity	$133,808	$130,085

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008
Revenues:

Broker dealer fees and commissions	$101,404	$80,744
Forex software revenues	126,075	87,401

Total revenues	227,479	168,145

Cost of revenues:

Broker dealer charges and regulatory fees	7,152	2,840
Internet hosting and computer expenses	5,322	5,484
Trader services	10,030	2,600

Total cost of revenues	22,504	10,924

Gross profit	204,975	157,221

Operating expenses:

Promotion and marketing	33,273	21,393
Wages and compensation	151,226	78,604
Occupancy costs	24,923	23,545
Selling, general and administrative	54,053	63,958

Total operating expenses	263,475	187,500

(Loss) from operations	(58,500)	(30,279)

Interest expense	(2,500)	-

Other income (expense), net	561	2,523

(Loss) before income taxes	(60,439)	(27,756)

Provision for income taxes	-	-

Net (loss)	$(60,439)	$(27,756)

Net loss per share:
Basic	$(0.00201)	$(0.00093)

Diluted	$(0.00020)	$(0.00091)

Shares used in computing net (loss) per share
Basic	30,000,000	30,000,000

Diluted	30,500,000	30,500,000

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2010	2009
Revenues:

Broker dealer fees and commissions	$175,699	$78,351
Forex software revenues	166,886	50,440

Total Revenues	342,585	128,791

Cost of revenues:

Software licensing fees	31,250	-
Internet hosting and computer expenses	-	3,992
Training and support services	-	5,250
Broker dealer charges and regulatory fees	5,939	1,145

Total cost of revenues	37,189	10,387

Gross profit	305,396	118,404

Operating expenses:

Promotion and marketing	11,856	21,427
Wages and compensation	218,655	67,001
Occupancy costs	22,506	18,056
Professional fees	18,703	-
Other selling, general and administrative	42,606	42,891

Total operating expenses	314,326	149,375

(Loss) from operations	(8,930)	(30,971)

Interest expense	(4,500)	(1,000)

(Loss) before income taxes	(13,430)	(31,971)

Provision for income taxes	-	-

Net (Loss)	$(13,430)	$(31,971)

Net (Loss) per share:

Basic	$(0.00045)	$(0.00107)

Diluted	$(0.00044)	$(0.00107)

Shares used in computing net (Loss) per share

Basic	30,013,333	30,000,000

Diluted	30,513,333	30,000,000

MVP HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

ASSETS

	2010	2009
Current assets:

Cash	$76,367	84,540
Accounts receivable	37,170	11,138
Prepaid expenses	26,666	107
Total current assets	140,203	95,785

Other assets:

Intangible assets	625,000

Clearing deposit	25,000	53,026

Total other assets	650,000	53,026

Total assets	$790,203	148,811

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$28,176	$1,553
Subordinated loan payable	50,000	50,000

Total Liabilities	78,176	51,553

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,013,333 shares issued and outstanding	30,013	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value,
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value,
416,667 shares authorized and outstanding	417	-
Series B-2 Convertible preferred stock, $0.001 par value,
83,333 shares authorized and outstanding	83	-
Series C Preferred stock, $0.001 per value,
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	765,153	104,000
Accumulated deficit	(83,639)	(36,742)

Total stockholders' equity	712,027	97,258

Total liabilities and stockholders' equity	$790,203	$148,811

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

We have limited operating history

Although our wholly owned subsidiary MVP Financial, LLC was formed in 2004, we have only a modest operating history.  Because of the limited operating history, it is very difficult to evaluate our business and future prospects. We will encounter risks and difficulties and, in order to overcome these risks and difficulties, among other things we must:  execute the business and marketing strategy successfully;  increase the number of clients;  meet the expected demand with quality, on time services; partner with affiliate marketing companies to explore the demand; leverage initial relationships with earliest customers;  upgrade our product and services and continuously provide wider distribution;  attract, hire, motivate and retain qualified personnel.  If these objectives are not achieved, we may not realize sufficient revenues or net income to succeed.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts of our senior management team. We do not currently have employment contracts with our senior executives, though we are under effort to establish contractual relationship therewith. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our Company, our results of operations could be adversely affected. In addition, we do not maintain life insurance on our senior executives and other key employees.

We must hire experienced personnel, acquire equipment and expand facilities in anticipation of increased business.

We may not be able to hire or retain qualified staff. If qualified and skilled staff are not attracted and retained, growth of the business may be limited. The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in trading. There will be competition for personnel with these skill sets. Some technical job categories may experience severe shortages in the United States.

Failure to manage the growth could reduce our revenues or net income.

Rapid expansion strains infrastructure, management, internal controls and financial systems. The Company may not be able to effectively manage the growth or expansion. To support growth, the Company plans to hire new employees. This growth may also strain the Company’s ability to integrate and properly train these new employees. Inadequate integration and training of employees may result in underutilization of the workforce and may reduce revenues or net income.

We may acquire other businesses or products suitable for our planned expansion; if this happens, we may be unable to integrate them into the existing business, and/or may impair our financial performance.

If appropriate opportunities present themselves, we may acquire businesses, technologies, services or products that are believed to be strategically viable. There are currently no understandings, commitments or agreements with respect to any acquisition, aside from acquiring the necessary equipment for our operations.

The competition in the market may take market shares from us and reduce our revenue or net income.

The market for our products and services currently has competition. Although the members of the management feel that the competition is relatively insignificant, it may take market shares from us and reduce revenues and net income.

Serving customers outside the United States involves special challenges that we may not be able to meet, which could negatively impact our financial results.

To date, our operations have been limited to physical facilities in the United States, with Internet access to our products from outside the United States. Since our services are available over the Internet in foreign countries and we have customers residing in foreign countries, foreign jurisdictions may claim that we are required to qualify to do business in their country. We believe that the number of our customers residing outside of the United States will increase over time. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to their citizens from service providers located elsewhere. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition and operating results.

In addition, in the future we may choose to offer foreign securities brokerage services. There are certain risks inherent in doing so. Among other risks, we may face less developed technological infrastructures, less developed automation in exchanges, depositories and national clearing systems, exchange rate fluctuations, increased credit risk and unexpected changes in regulatory requirements, tariffs and other trade barriers. If we choose to do business through an international entity, we may also face barriers to repatriation of foreign earnings. Any of these factors could have a material adverse effect on our future international operations and consequently on our business, financial condition and operating results.

The market for electronic brokerage services is young, rapidly evolving and intensely competitive. We expect the competitive environment to continue in the future. We face direct competition from numerous online and software-based brokerage firms, including  Charles Schwab & Co. Inc., E*TRADE Group, Inc., TD Ameritrade, Inc. and TradeStation Group, Inc. We also encounter competition from the broker-dealer affiliates of established full commission brokerage firms as well as from financial institutions, mutual fund sponsors and other organizations, some of which provide online brokerage services. Some of our competitors have greater financial, technical, marketing and other resources, and have greater name recognition and a more extensive customer base than we do.

This intense competition has resulted in several trends that may adversely affect our financial condition and results of operation, including the implementation of new pricing strategies, consolidation in the industry and increased emphasis on advertising and promotional efforts. In addition, some of our competitors are actively pursuing a larger share of the options trading market.

We believe that the general financial success of companies within the online securities industry will continue to attract new competitors to the industry, such as banks, software development companies, insurance companies, providers of online financial information and others. These companies may provide a more comprehensive suite of services than we do. We may not be able to compete effectively with our current or future competitors.

Our business is primarily transaction-based, and decreases in trading or other changes in our revenue base could harm our business.

Our revenues are derived primarily from securities brokerage services, and we expect this business to continue to account for almost all of our revenues. We are directly affected by economic and political conditions, broad trends in business and finance and changes in the conditions of the securities markets in which our customers trade. Over the past several years, volume in the securities market in the United States has fluctuated considerably. During periods of low trading volume, our revenue would be adversely affected. Severe decreases in market prices could also have an impact on our business because of the adverse impact on investor sentiment and losses in investor portfolios. In addition, a portion of our revenue is derived from payment for order flow. If these payments were to be reduced or eliminated for competitive or other reasons, our business could be materially adversely affected.

Our profitability and growth depends on increasing our customer base in a cost-effective manner. Although we plan to spend significant financial resources on advertising and related expenses and plan to continue to do so, there are no assurances that these efforts will be cost- effective at attracting new customers. In particular, we believe that rates for desirable advertising and marketing placements are likely to increase in the foreseeable future, and we may be disadvantaged relative to our larger competitors in our ability to expand or maintain our advertising and marketing commitments. Additionally, filter software programs that limit or prevent our advertisements and other communications from being displayed on or delivered to our current and potential customers’ computers are becoming increasingly available. If this type of software becomes widely accepted, it would negatively affect Internet advertising. Finally, our sales and marketing methods are subject to regulation by the NFA and the FINRA. The rules and regulations of these organizations impose specific limitations on our sales methods, including our advertising and payments to non-broker-dealers. If we do not achieve our advertising objectives, our profitability and growth may be impaired.

We are subject to various forms of credit risk, and those risks could have a material adverse effect on our financial situation.

Through an arrangement with our clearing firms, we extend leverage and margin credit to our customers, which is subject to various regulatory and clearing firm margin requirements. Margin credit is collateralized by cash and securities in the customers’ accounts. Leverage involves securing a large potential future obligation with a proportional amount of cash or securities. The risks associated with margin increase during periods of fast market movements or in cases where leverage or collateral is concentrated and market movements occur. During such times, customers who utilize margin or leverage and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value and may not be sufficient to cover their obligations in the event of a liquidation. We are also exposed to credit risk when our customers execute transactions, such as short sales of options and equities, that can expose them to risk beyond their invested capital.

We expect this kind of exposure to increase with growth in our overall business. Because we indemnify and hold harmless our clearing firms from certain liabilities or claims, the use of margin, leverage and short sales may expose us to significant off-balance-sheet risk in the event that collateral requirements are not sufficient to fully cover losses that customers may incur and those customers fail to satisfy their obligations.

Future government regulation may add to operating costs.

We operate in an environment of uncertainty as to potential government regulation via securities trading. Laws and regulations may be introduced and court decisions may affect our business.  Any future regulation may have a negative impact on the business by restricting the method of operation or imposing additional costs.  Failure to comply with any of the laws, rules or regulations applicable to us, even inadvertently, could lead to adverse consequences including censure, fine, the issuance of cease-and-desist orders or the suspension or disqualification of directors, officers or employees. Any of these adverse consequences could affect our business. It is also possible that any noncompliance could subject us to criminal penalties and civil lawsuits. An adverse ruling against us or our officers or other employees could cause our subsidiaries or our officers and other employees to pay a substantial fine or settlement, and could result in their suspension or expulsion. Any of these events could have a material adverse effect on our business.

The regulatory environment in which we operate may change. These changes may affect our ability to conduct our business or reduce our profitability. Our activities may be affected not only by legislation or regulations of general applicability, but also by industry-specific legislation or regulations. The SEC, other U.S. or foreign governmental authorities, FINRA or other SROs may adopt new or revised regulations which affect our business. Changes in the interpretation or enforcement of existing laws and rules by those entities may also affect our business.

In addition, we use the Internet as the distribution channel to provide services to our customers. A number of regulatory agencies have recently adopted regulations regarding customer privacy and the use of customer information by service providers. Additional laws and regulations relating to the Internet may be adopted in the future, including regulations regarding the pricing, taxation, content and quality of products and services delivered over the Internet. Complying with these laws and regulations is expensive and time consuming and could limit our ability to use the Internet as a distribution channel.

Our risk management policies and procedures may not be effective and may leave us exposed to unidentified or unexpected risks.

Our policies, procedures and practices used to identify, monitor and control a variety of risks may fail to be effective. As a result, we face the risk of losses, including losses resulting from firm errors, customer defaults, market movements, fraud and money-laundering. Our risk management methods rely on a combination of technical and human controls and supervision that are subject to error and failure. Some of our methods of managing risk are based on internally developed controls and observed historical market behavior, and also involve reliance on industry standard practices. These methods may not adequately prevent future losses, particularly as they relate to extreme market movements, which may be significantly greater than the historical measures indicate. These methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing technical software or hardware failures.

We may suffer losses if our reputation is harmed.

Our ability to attract and retain customers and employees may be adversely affected to the extent our reputation is damaged. If we fail, or appear to fail, to deal with various issues that may give rise to reputational risk, we could harm our business prospects. These issues include, but are not limited to, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, record-keeping, sales and trading practices, and the proper identification of the legal, reputational, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could also give rise to additional legal risk to us, which could, in turn, increase the size and number of claims and damages asserted against us or subject us to regulatory enforcement actions, fines, and penalties.

Systems failures and delays could harm our business.

We receive and process trade orders through a variety of electronic channels. Our online trading services are heavily dependent on the integrity of the systems supporting them. Our systems and operations, including our Web servers, and those of our third-party service providers are vulnerable to damage or interruption from human error, sabotage, encryption failures, break-ins, intentional acts of vandalism, earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems and operations, and similar events. Our disaster recovery planning cannot account for all eventualities. In addition, extraordinary trading volumes could cause our computer systems to operate at an unacceptably low speed or even fail. While we have invested significant amounts to upgrade the reliability and scalability of our systems, there can be no assurance that our systems will be sufficient to handle such extraordinary trading volumes.

Systems failures or delays may occur in the future and could cause, among other things, unanticipated disruptions in service to our customers, slower system response time resulting in transactions not being processed as quickly as our customers desire, decreased levels of customer service and customer satisfaction and harm to our reputation. If any of these events were to occur, we could suffer:

•           a loss of customers or a reduction in the growth of our customer base;

•           increased operating expenses;

•           financial losses;

•           litigation or other customer claims; and

•           regulatory sanctions or additional regulatory burdens.

Our business depends on the continued reliability of the Internet infrastructure. If the Internet infrastructure is not maintained appropriately, our business may be harmed.

Our business depends on the continued reliability of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continues to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage and our business could be materially adversely affected.

Our networks and those of our third-party service providers may be vulnerable to security risks.

The secure transmission of confidential information over public networks is a critical element of our operations. Our networks and those of our third-party service providers may be vulnerable to unauthorized access, computer viruses and other security problems. Persons who circumvent security measures could wrongfully use our confidential information or our customers’ confidential information or cause interruptions or malfunctions in our operations. We or our service providers may be required to expend significant additional resources to protect against the threat of security breaches or to alleviate problems caused by any breaches. We or our service providers may not be able to implement security measures that will protect against all security risks.

Our inability to protect our intellectual property rights or our infringement of the intellectual property rights of others could adversely affect our business.

Our success and ability to compete in the online securities industry depends in part upon our technology. Laws and our contractual terms may not be sufficient to protect our technology from use or theft by third parties. For instance, a third party might try to reverse engineer or otherwise obtain and use our technology without our permission and without our knowledge, allowing competitors to duplicate our products. We may have legal or contractual rights that we could assert against such illegal use, but lawsuits claiming infringement or misappropriation are complex and expensive, and the outcome would not be certain. We may choose not to enforce or protect our intellectual property rights, depending on our strategic evaluation and judgment regarding the best use of our intellectual property portfolio and the recourse available to us.

Patents of third parties may have an important bearing on our ability to offer certain of our products and services. Our major competitors as well as other companies and individuals may obtain and may have obtained patents related to the technologies for trading the types of products and providing the services we offer or plan to offer. We cannot assure you that we are or will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, some patent applications in the United States are confidential until a patent is issued and, therefore, we cannot evaluate the extent to which technology concerning our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were found by a court to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products or services in such a way as to avoid infringing those patents. An adverse ruling arising out of any intellectual property dispute could also subject us to significant liability for damages.

We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether such licenses would be available or, if available, whether we would be able to obtain such licenses on commercially reasonable terms. If we are unable to obtain licenses with respect to patents held by others, and are unable to redesign our products or services to avoid infringement of any such patents, this could materially adversely affect our business, financial condition and operating results.

Also, protection may not be available for our other intellectual property. Although we have registered trademarks in the United States, there can be no assurance that we will be able to secure significant protection for these marks. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to adequately protect our marks would have a material adverse effect on our business, financial condition and operating results.

We will need to introduce new products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services. The financial services industry is characterized by rapid technological change and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. There are significant technical and financial risks in the development of new or enhanced products and services, including the risk that we will be unable to effectively use new technologies or adapt our services to emerging industry standards, or develop, introduce and market enhanced or new products and services. In addition, the adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure.

We may make acquisitions, and we may be unable to successfully integrate those acquisitions with our business, impairing our financial performance.

If appropriate opportunities present themselves, we may acquire businesses, products or technologies that we believe are strategic. If we do succeed in acquiring a business, product or technology, we have limited experience in integrating an acquisition into our business. The process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business, which may harm our business, financial condition or results of operations.

Failure to comply with net capital requirements could adversely affect our business.

The SEC, FINRA NFA, and other SROs have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. Our broker-dealer subsidiaries are required to comply with the net capital requirements. If we fail to maintain the required net capital, the SEC could fine us or even suspend or revoke our registration, or the NFA or FINRA could sanction us, including by limiting our growth or expelling us from membership. Any of these actions could have a material adverse effect on our business. Net capital requirements also provide that the SEC may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to stockholders, employees or affiliates, commonly called capital withdrawal, if the capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that capital withdrawal may be detrimental to the financial integrity of the broker-dealers.

As a holding company, we access the earnings of our broker-dealer subsidiaries through receipt of dividends from those subsidiaries. Net capital requirements may limit our ability to access those earnings.

We are dependent on clearing agents including Vision Financial Markets, LLC (Vision) and any failures by them or difficulties in our relationships could materially harm our business.

We are dependent on Vision, and certain other clearing agents for the orderly processing of transactions.. We recently entered into that relationship and, as such, could encounter operational and technological difficulties inherent in a new business relationship. In addition, this relationship represents Visions initial foray into the retail securities clearing business, which may increase the risk of unforeseen difficulties.

Our clearing agreements with Vision and our other clearing firms may be terminated by any of the parties upon prior written notice. Breaches or termination of these agreements or the clearing firms’ agreements with their third-party suppliers could harm our business. Termination of our relationship with Vision or any of our other clearing firms could expose us to certain capital reserve requirements and other complex regulatory requirements imposed by federal and state securities laws, which could have a material adverse effect on our business. Moreover, we have agreed to indemnify and hold harmless our clearing firms from certain liabilities or claims, including claims arising from the transactions of our customers, and may incur significant costs as a result.

We rely on a number of third parties for various services. These include the services of market makers and exchanges to execute customer orders and other third parties for back-office services and other information necessary to run our business, including transaction summaries, data feeds for compliance and risk management, execution reports and trade confirmations. Third-party content providers provide us with all of the financial information, market news, charts, option and stock quotes, research reports and other fundamental data that we offer to customers. Furthermore, we have offsite third-party data center operations that are critical to our business.

We cannot assure you that any of these providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. An interruption in or the cessation of service by any third-party service provider as a result of systems failures, capacity constraints, unanticipated trading market closures or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, may have a material adverse effect on our business, financial condition and operating results.

The loss of any of our executive officers and other key employees could adversely affect our business.

Our continued success will depend to a significant extent on the efforts and abilities of our executive officers and other key employees. The loss of an executive officer or other key employee could have a material adverse effect on our business, financial condition and results of operations. While we have entered into employment agreements with certain of our executive officers, we cannot assure you that any of those persons will not voluntarily terminate his or her employment with us.

Our exposure to possible litigation could adversely affect our business.

Because of the extent and complexity of our regulatory environment and the products we offer, many aspects of our business involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation involving the securities brokerage industry, including class action and other suits that generally seek substantial damages, including in some cases punitive damages. Any such litigation brought in the future could have a material adverse effect on our business, financial condition and operating results.

We also face potential indirect liability for claims of defamation, negligence, copyright, patent or trademark infringement, violation of the securities laws and other claims based upon the third-party content that we distribute online. Computer failures may also result in our widely publishing and distributing incorrect data. Our insurance may not necessarily cover any of these claims or may not be adequate to protect us against all liability that may be imposed. Any such litigation brought in the future could have a material adverse effect on our business, financial condition and operating results.

Losses due to employee or customer fraud could have an adverse effect on our business.

We are exposed to potential losses resulting from fraud and other misconduct by employees and customers. Employees may bind us to transactions that exceed authorized limits or present unacceptable risks, hide from us unauthorized or unsuccessful activities or improperly use confidential information. Customers may engage in fraudulent activities, including fraudulent access to legitimate customer accounts or the use of a false identity to open an account, or the use of forged or counterfeit checks for payment.

Such types of fraud may be difficult to prevent or detect, and we may not be able to recover the losses caused by such activities. Any such losses could have a material adverse effect on our business, financial condition and operating results.

Procedures and requirements of the Patriot Act may expose us to significant costs or penalties.

As participants in the financial services industry, our subsidiaries are subject to laws and regulations, including the Patriot Act of 2001, that require that they know their customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and operating results. As an online broker with customers worldwide, we may face particular difficulties in identifying our customers and monitoring their activities.

Requirements associated with being a public company will require significant company resources and management attention.

Prior to this offering, we have not been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the other rules and regulations of the SEC or any securities exchange relating to public companies. We are working with our independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting.

However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as a public company on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies will create additional costs for us and will require the time and attention of management. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business.

Recently enacted and proposed changes in securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002 and the SEC rules implementing that Act have required changes in some of our corporate governance practices and may require further changes. These new rules and regulations will increase our legal and financial compliance costs, and make some activities more difficult, time-consuming or costly. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our board of directors and qualified members of our management team.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing business and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund our business operations. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, and conditions in relevant financial markets in the United States.

RISKS RELATED TO CORPORATE AND STOCK MATTERS

There is no existing market for our common stock, and we do not know if one will develop, which could impede your ability to sell your shares and depress our stock price.

There has not been a public market for our common stock prior to this offering. We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you purchase shares of common stock in this offering, you will pay a price that was not established in the public trading markets. The initial public offering price will be determined by negotiations between the underwriters and us. You may not be able to resell your shares above the initial public offering price and may suffer a loss on your investment.

Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

•             actual or anticipated variations in quarterly operating results;

•             changes in financial estimates by us or by any securities analysts who might cover our stock;

•             conditions or trends in our industry, including trading volumes, regulatory changes or changes in the securities marketplace;

•             changes in the market valuations of other companies operating in our industry;

•             announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•             announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•             additions or departures of key personnel; and

•             sales of our common stock, including sales of our common stock by our directors and officers or our strategic investors.

Our share price may decline due to the large number of shares eligible for future sale.

Sales of substantial amounts of our common stock, or the possibility of such sales, may adversely affect the market price of our common stock. These sales may also make it more difficult for us to raise capital through the issuance of equity securities at a time and at a price we deem appropriate.

The market price for our common stock may be volatile

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following: actual or anticipated fluctuations in our quarterly operating results, announcements of new services by us or our competitors, changes in financial estimates by securities analysts, conditions in the energy recycling and saving services market, changes in the economic performance or market valuations of other companies involved in the same industry, announcements by our competitors of significant acquisitions, strategic  partnerships, joint ventures or capital commitments, additions or departures of key personnel, potential litigation, or conditions in the market.

            In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

We have not paid dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders.  As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary   corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to “penny stock” regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

We are subject to federal and state securities laws and regulations and failure to comply with or changes in such laws and regulations may adversely affect us or increase substantially the disclosure required by us.

We are also regulated by state and federal securities regulators. These regulations are designed to protect investors in securities (such as the investment notes) which we sold and may sell in the future. Congress and state legislatures and foreign, federal and state regulatory agencies continually review laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways including limiting the types of securities we may issue or increasing substantially the disclosure required by us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the selling stockholders. To the extent the Warrants are exercised for cash, we will receive the exercise price for those Warrants.  We intend to use the proceeds from the exercise of the Warrants, if any, for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders determine the offering price of the shares registered in this Registration Statement.  They may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value per share will not be affected by this offering.

SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding, and shares of Common Stock underlying the Preferred Shares and Warrants held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

▪	the name of the Selling Stockholders,

▪	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

▪	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

▪
the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Except as set forth below, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer that has any agreement or understanding to distribute any of the shares being registered.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (4)

Steven Perlstein	15,000,000	2,000,000	13,000,000	35.20%

John Correnti	10,000,000	2,000,000	8,000,000	21.66%

Copperbottom Investments, Ltd. (1)	768,500	1,981,144	-0-	-0-

Absentia Holdings, Ltd. (1)	768,500	1,981,144	-0-	-0-

Britannia Securities International, Ltd. (1)	768,500	1,981,144	-0-	-0-

Agri-Technologies International, Ltd. (1)	768,500	1,981,144	-0-	-0-

On Time Investments, Ltd. (1)	768,500	1,981,144	-0-	-0-

RnD Company, Ltd. (1)	768,500	1,981,144	-0-	-0-

Rooftop Holdings, Ltd. (1)	768,500	1,981,144	-0-	-0-

Sequence Investments, Ltd. (1)	768,500	1,981,144	-0-	-0-

Anybright Investments, Ltd. (2)	768700	1,981, 451	-0-	-0-

Phil James McGrew (3)	-0-	500,000	-0-	-0-

Island Stock Transfer	13,333	13,333	-0-	-0-

(1)           Consists of 768,500 shares of common stock already converted from 7,685 shares of Series A Convertible Preferred Stock, 1,106,600 shares of common stock underlying 11,066 shares of unconverted Series A Convertible Preferred Stock, 874,544 shares of common stock underlying 874,544 common stock warrants.

(2)           Consists of 768,700 shares of common stock already converted from 7,687 shares of Series A Convertible Preferred Stock, 1,106,900 shares of common stock underlying 11,069 shares of unconverted Series A Convertible Preferred Stock, 874,551 shares of common stock underlying 874,551 common stock warrants.

(3)           Consists of 416,667 shares of common stock underlying 416,667 shares of Series B-1 Convertible Preferred Stock and 83,333 shares of common stock underlying 83,333 shares of Series B-2 Convertible Preferred Stock, pursuant to the Purchase and Sale of Assets Agreement dated July 15, 2010.

(4)           Calculated based on the number of post-offering total issued and outstanding shares of common stock, which is 36,930,033.  Calculated based on the number of total issued and outstanding shares of common stock assuming all preferred stock are converted and all common stock warrants are exercised, which is 55,260,636.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective ledges, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal; facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately-negotiated transactions; broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; any other method permitted pursuant to applicable law. A combination of any such methods of sale; and through the writing of options on the shares;

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective ledges, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIESTO BE REGISTERED

This prospectus relates to the resale of up to 29,260,636 shares of Common Stock, par value $0.001 per share of MVP Holdings Corp, a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus on page 20 (“Selling Stockholders”).  The shares of Common Stock offered under this prospectus includes (i) 10,930,033 shares of common stock currently issued and outstanding; (ii) 9,959,700 shares issuable upon conversion of 99,597shares of Series A Convertible Preferred Stock, par value $ 0.001 per share (the “Series A Preferred Shares”); (iii) 416,667 shares issuable upon conversion of 416,667 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Shares”); (iv)  83,333 shares issuable upon conversion of  83,333 shares of Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Shares”), and (v) 7,870,903 shares issuable upon exercise of 7,870,903 Common Stock Warrants.

Our authorized capital stock consists of 75,000,000 shares of Common Stock par value $ 0.001, 500,000 shares of Series A Convertible Preferred Stock, Par Value $ 0.001, 416,667 shares of Series B-1 Convertible Preferred Stock, Par Value $ 0.001, 83,333 shares of Series B-2 Convertible Preferred Stock, Par Value $ 0.001, and 500,000 shares of Series C Preferred Stock, Par Value $ 0.001.

Common Stock

Our authorized common stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock: have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of December 21, 2010, there are 36,930,033 shares of common stock issued and outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our authorized preferred stock consists of:

Series A Convertible Preferred Stock, Par Value $ 0.001

The number of shares constituting such series are 500,000 shares, each share of which can be converted into 100 shares of Common Stock, par value $ 0.001, at the option of the holder.  Each share of Series A Convertible Preferred Stock has 1,000 votes in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series A Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series A shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series B-1 Convertible Preferred Stock, Par Value $ 0.001

The number of shares constituting such series shall are 416,667 shares, each share of which can be converted into 10 shares of Common Stock, par value $ 0.001, at the option of the holder. Each share of Series B-1 Convertible Preferred Stock has 10 votes in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series B-1 Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series B-1 shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series B-2 Convertible Preferred Stock, Par Value $ 0.001

The number of shares constituting such series are 83,333 shares, each share of which can be converted into 1 share of Common Stock, par value $ 0.001, at the option of the holder. Each share of Series B-2 Convertible Preferred Stock has 1 vote in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series B-1 Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series B-1 shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series C Preferred Stock, Par Value $ 0.001

The number of shares constituting such series is 500,000 shares and the shares of such series shall not be converted into any shares of Common Stock. Each share of Series C Preferred Stock has 1,000 votes in all actions properly brought for a vote by the shareholders.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Provisions of Nevada law, our articles of incorporation, or our bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. We may become subject to Nevada's Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation's stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. MVP Holdings Corp may become subject to Nevada's Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not have 200 or more stockholders of record, we do not conduct business in the State of Nevada, and we do not conduct business in the State of Nevada directly or through an affiliated corporation.

We are also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) prohibiting certain “combinations” (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a resident domestic corporation (which  is limited to a domestic corporation that has 200 or more stockholders of record, as defined by Nevada Revised Statutes 78.427) and an “interested stockholder” (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the corporation), except those combinations which are approved by the board of directors before the interested stockholder first obtained a 10% interest in the corporation’s stock. There are additional exceptions to the prohibition, which apply to combinations if they occur more than three years after the interested stockholder’s date of acquiring shares. The Combination Provisions apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto or timely elected against their application in its bylaws no later than October 31, 1991. Our Articles of Incorporation and Bylaws do not currently contain a provision rendering the Combination Provisions inapplicable. Therefore, we may be subject to the Combination Provisions if we are a resident domestic corporation that has 200 or more stockholders of record. Currently we do not have 200 or more stockholders of record and therefore we are not a “resident domestic corporation” as defined by Nevada Revised Statutes 78.427.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. The selected financial data should be read in conjunction with, and are qualified by reference to, our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The statement of operations data for the years ended December 31, 2009 and 2008, and the balance sheet data at December 31, 2009 and 2008 were derived from our audited financial statements included herein. . The statement of operations data for the nine months ended September 30, 2010 and 2009, and the balance sheet data at for the nine months ended September 30, 2010 and 2009 were derived from our unaudited financial statements included herein The historical results are not necessarily indicative of results to be expected in any future period.

MVP HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31,

ASSETS
	2009	2008
Current assets:

Cash	$65,328	$73,403
Commissions receivables	17,059	5,652
Prepaid expenses	2,110	-
Total current assets	84,497	79,055

Other assets:

Clearing deposit	49,311	51,030

Total other assets	49,311	51,030

Total assets	$133,808	$130,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$15,017	$855
Subordinated loan payable	50,000	-

Total Liabilities	65,017	855

Commitments and Contingencies	-	-

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value
416,667 shares authorized; no shares outstanding	-	-
Series B-2 Convertible preferred stock, $0.001 par value
83,333 shares authorized, no shares outstanding
Series C Preferred stock, $0.001 per value
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	109,000	109,000
Accumulated (deficit)	(70,209)	(9,770)

Total stockholders' equity	68,791	129,230
Total liabilities and stockholders' equity	$133,808	$130,085

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008
Revenues:

Broker dealer fees and commissions	$101,404	$80,744
Forex software revenues	126,075	87,401

Total revenues	227,479	168,145

Cost of revenues:

Broker dealer charges and regulatory fees	7,152	2,840
Internet hosting and computer expenses	5,322	5,484
Trader services	10,030	2,600

Total cost of revenues	22,504	10,924

Gross profit	204,975	157,221

Operating expenses:

Promotion and marketing	33,273	21,393
Wages and compensation	151,226	78,604
Occupancy costs	24,923	23,545
Selling, general and administrative	54,053	63,958

Total operating expenses	263,475	187,500

(Loss) from operations	(58,500)	(30,279)

Interest expense	(2,500)	-

Other income (expense), net	561	2,523

(Loss) before income taxes	(60,439)	(27,756)

Provision for income taxes	-	-

Net (loss)	$(60,439)	$(27,756)

Net loss per share:
Basic	$(0.00201)	$(0.00093)

Diluted	$(0.00020)	$(0.00091)

Shares used in computing net (loss) per share
Basic	30,000,000	30,000,000

Diluted	30,500,000	30,500,000

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2010	2009
Revenues:

Broker dealer fees and commissions	$175,699	$78,351
Forex software revenues	166,886	50,440

Total Revenues	342,585	128,791

Cost of revenues:

Software licensing fees	31,250	-
Internet hosting and computer expenses	-	3,992
Training and support services	-	5,250
Broker dealer charges and regulatory fees	5,939	1,145

Total cost of revenues	37,189	10,387

Gross profit	305,396	118,404

Operating expenses:

Promotion and marketing	11,856	21,427
Wages and compensation	218,655	67,001
Occupancy costs	22,506	18,056
Professional fees	18,703	-
Other selling, general and administrative	42,606	42,891

Total operating expenses	314,326	149,375

(Loss) from operations	(8,930)	(30,971)

Interest expense	(4,500)	(1,000)

(Loss) before income taxes	(13,430)	(31,971)

Provision for income taxes	-	-

Net (Loss)	$(13,430)	$(31,971)

Net (Loss) per share:

Basic	$(0.00045)	$(0.00107)

Diluted	$(0.00044)	$(0.00107)

Shares used in computing net (Loss) per share

Basic	30,013,333	30,000,000

Diluted	30,513,333	30,000,000

MVP HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

ASSETS

	2010	2009
Current assets:

Cash	$76,367	84,540
Accounts receivable	37,170	11,138
Prepaid expenses	26,666	107
Total current assets	140,203	95,785

Other assets:

Intangible assets	625,000

Clearing deposit	25,000	53,026

Total other assets	650,000	53,026

Total assets	$790,203	148,811

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$28,176	$1,553
Subordinated loan payable	50,000	50,000

. Total Liabilities	78,176	51,553

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,013,333 shares issued and outstanding	30,013	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value,
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value,
416,667 shares authorized and outstanding	417	-
Series B-2 Convertible preferred stock, $0.001 par value,
83,333 shares authorized and outstanding	83	-
Series C Preferred stock, $0.001 per value,
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	765,153	104,000
Accumulated deficit	(83,639)	(36,742)

Total stockholders' equity	712,027	97,258

Total liabilities and stockholders' equity	$790,203	$148,811

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW

We are a financial service company and our main business is consisted of two sectors:

(1) Electronic brokerage services. Through our wholly-owned subsidiary MVP Financial LLC (“MVP Financial”), which is a registered broker/dealer, a member of FINRA, NFA, and SIPC, and a registered firm with the CFTC, we provide our customers with electronic brokerage services including providing direct access to online trading of stock, futures, options, Forex and other forms of securities; and assisting customers to identify top rated professional money managers (“CTAs”).

(2) Developing and selling currency trading system software. We directly own a currency trading software program that generates “buy and sell” trading signals and performs related functions for use in currency trading. We develop and improve this software program and sell the software codes through a website at www.currensys.com.

On July 15, 2010, we entered a Purchase and Sale of Assets Agreement with Currensys under which we acquired the currency trading software and program developed and owned by Currensys (“Currensys Assets”). Upon our purchase of Currensys Assets, we started to engage in the business of developing and selling currency trading software and codes based on the acquired Currensys Assets.

PRODUCTS AND SERVICES

We are a financial service company and our main business is consisted of two sectors:

(1)
Electronic brokerage services. Through our wholly-owned subsidiary MVP Financial LLC (“MVP Financial”), which is a registered broker/dealer, a member of FINRA, NFA, and SIPC, and a registered firm with the CFTC, we provide our customers with electronic brokerage services including providing direct access to online trading of stock, futures, options, Forex and other forms of securities; and assisting customers to identify top rated professional money managers (“CTAs”). The electronic brokerage services include:

Electronic Futures and Commodity Trading;

Professionally Managed Futures (CTAs);

Foreign Exchange (“FOREX”) Trading;

Equities and ETF and options Trading;

Active Trader tools;

Mentoring and Educational Services;

(2)	Developing and selling currency trading software and codes.

We directly own a currency trading software program that generates “buy and sell” trading signals and performs related functions for use in currency trading. We develop and improve this software program and sell the software codes through a website at www.currensys.com

Our design team has been able to create systems over the past five years that have had success in many facets of the securities and Forex markets; we plan to promote our programs not only to the active trader but to the passive trader as well. We have the ability remove many of the barriers to success of the trading equation through automation of our system.

CUSTOMERS

Our core customers are those investors and traders who will benefit from access to global markets using multiple asset classes (i.e. equities, options futures, and Forex) and want to be able to do so from one platform or one firm. The target customer market is also aligned with the trend of individuals taking a more hands-on and proactive approach toward their investing and their wealth management.  None of our customers’ accounts for more than 10% of our revenues, therefore, we do not rely on any major customers to grow our business.

COMPETITION

The retail FX trading market is fragmented and highly competitive. Our competitors in the retail market can be grouped into several broad categories based on size, business model, product offerings, target customers and geographic scope of operations. Competition in the institutional market can be grouped by type, technology and provider.

U.S. based retail FX brokers:  In the U.S. market, our primary competitors are Gain Capital Holding LLC, Global Futures & FX, LLC and OANDA Corporation. They are well capitalized, have their own technology platforms and are recognizable brands. All of these firms operate using the principal model. We also compete with smaller retail FX brokers such as Capital Markets Services, LLC, FXDirectDealer, LLC and InterbankFX, LLC. These firms, to date, have not been our core competitors due to their smaller size, technology and marketing limitations. With the exception of InterbankFX, all of these firms operate using the principal model.

International multi-product trading firms:  Outside the United States we compete with firms such as Saxo Bank, CMC Group, IG Group Holdings plc and City Index Limited. Other than Saxo Bank, the international firms tend to focus on CFDs and spread betting and derive less than 50% of their revenues from retail FX.

Other online trading firms:  To a lesser degree, we compete with traditional online equity brokers OptionsXpress Holdings, Inc., E*TRADE Financial Corp., TD Ameritrade, TradeStation and Interactive Brokers. These firms generally tend to focus on listed products and may already, or will in the future, provide retail FX principally as a complementary offering. With the exception of Interactive Brokers, the firms in this category that have entered the FX market have generally done so through a relationship with a retail FX broker who specializes in FX.

International banks and other financial institutions with significant FX operations:  We also compete with international banks that have announced or launched retail FX operations. Financial institutions generally choose to enter into joint ventures with established firms; for example Deutsche Bank using the white label “dbFX” through the online retail FX firm FXCM.

Competition in institutional market:  In the institutional market that our FXCM Pro segment competes, we face competition from three principal sources. We compete with other multi-bank ECNs such as State Street Banks’ Currenex, Knight Capital’s Hotspot FX and ICAP’s EBS. We also compete with single bank platforms such as Deutsche Bank’s Autobahn, Barclays’ Barx and Citi’s Velocity. The third source of competition is desktop aggregators including Progress Software’s Apama, Flextrade and Integral.

There are a number of businesses providing online trading including E-Trade, Charles Schwab, TD/Ameritrade, OptionsXpress, TradeStation, and Interactive Brokers. Few firms in the industry offer the depth of products as we do. Most firms either offer equities based or futures/commodities based products. Being registered with both FINRA and NFA, we have the ability to offer more products to our customer base than many competitors. In addition, currently, there is very modest competition in the managed futures arena, one of our concentration areas.

RESULTS OF OPERATIONS

Results of Operations

Comparison of Years Ended December 31, 2009 and December 31, 2008

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations:

	Year Ended December 31
	2009	2008
Revenues	$101,404	$80,744
Cost of Revenue	7,152	2,840
Gross Profit	94,252	77,904
Promotion and Marketing Expenses	21,652	21,393
Wages and Compensation Expenses	64,605	22,100
Selling, General and Administrative Expenses	66,495	64,650
Total Operating Expenses	152,752	108,143
(Loss) from Operations	(58,500)	(30,239)
Interest Expense	(2,500)	-
Other Income, net	561	2,523
(Loss) Before Income Taxes	(60,439)	(27,716)
Net (Loss)	$(60,439)	$(27,716)

Revenue

For the year ended December 31, 2009, our revenues increased approximately 25.6% from $80,744 for the year ended December 31, 2008 to $101,404. The increase was attributable to the increase of business generated in our managed futures business line.

Cost of Revenue

Our cost of revenue increased significantly from $2,840 in 2008 to $7,152 in 2009, a 151.8% increase, primarily due to interest expenses that were incurred from our subordinated loan in 2009.

Gross Profit

Gross profit increased approximately 21.0% from $77,904 for the year ended December 31, 2008 to $94,252 for the year ended December 31, 2009. This increase in gross profit was primarily due to higher total revenues generated in 2009.

Promotion and Marketing Expenses

Promotion and marketing expenses stayed approximately the same from $21,393 for the year ended December 31, 2008 to $21,652 for the same period in 2009. The reason is that the firm allocated equal budgeting for this expense in both years.

Wages and Compensation Expenses

 Wages and compensation expenses increased significantly from $22,100 in 2008 to $64,605 in 2009, an approximately 192.3% increase. The increase was due to our licensed brokers generating more fees resulting in higher compensation

Interest Expense

We had no interest expense in 2008. The interest expense was incurred in 2009 from the firm’s Subordinated loan.

Other Income

Other income decreased approximately 77.8% from $2,523 in 2008 to $561 in 2009. The decrease was attributable mainly to the Subordinated loan interest which did not exist in 2008.

Net Loss

Net loss increased approximately 118.1% from a net loss of $27,716 in 2008 to a net loss of $60,439 in 2009. The increase in loss was due to primarily due to higher expenses in 2009.

LIQUIDITY

Cash flows
Comparison of Years Ended December 31, 2009 and December 31, 2008

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of cash flows:

	Year Ended December 31
	2009	2008
Net Cash Used in Operating Activities	$(58,075)	$(27,020)
Net Cash Provided by (Used in) Investing Activities	-	-
Net Cash Provided by Financing Activities	50,000	75,000
Net (Decrease) in Cash	$(8,075)	$47,980
Cash at Beginning of the Year	73,403	25,423
Cash at End of the Year	$65,328	$73,403

Cash Flows from Operating Activities

Net cash flows used in operating activities was $58,075 for the year ended December 31, 2009, as compared to $27,020 for the year ended December 31, 2008. The increase in net cash flow used in operating activities was due to increased overall revenues and higher compensation expenses.

Cash Flows from Investing Activities

There are no cash flows from investing activities for the year ended December 31, 2009 or for the year ended December 31, 2008.

Cash Flows from Financing Activities

Net cash flows provided by financing activities was $50,000 for the year ended December 31, 2009, as compared to $75,000 for the year ended December 31, 2008. The decrease was mainly attributable to that fact that there were no regulatory net capital increases in 2009 as in 2008.

CAPITAL RESOURCES

At December 31, 2009 and December 31, 2008, we had $65,328 and $73,403 in cash and cash equivalents, respectively. This decrease is primarily due higher expenses. Current assets as of December 31, 2009 totaled $84,497, an increase of 6.9% compared to $79,054 as of December 31, 2008. The increase in current assets is due to higher revenues in 2009.  Current liabilities as of December 31, 2009 totaled $65,016, an increase of $64,161 from $855 as of December 31, 2008. The increase in total current liabilities mainly comes from the $50,000 Subordinated Loan and higher compensation expenses accruing each month.

Results of Operations

Comparison of Nine Months Ended September 30, 2010 and September 30, 2009

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations:

Statement of Operations Data	Nine Months Ended September 30
	2010	2009
Revenues	$342,585	$128,791
Cost of Revenue	37,189	10,387
Gross Profit	305,396	118,404
Promotion and Marketing Expenses	11,856	21,427
Wages and Compensation Expenses	218,655	67,001
Selling, General and Administrative Expenses	42,606	42,891
Total Operating Expenses	314,326	149,375
(Loss) from Operations	(8,930)	(30,971)
Interest Expense	(4,500)	(1,000)
Other Income, net
(Loss) Before Income Taxes	(13,430)	(31,971)
Net (Loss)	$(13,430)	$(31,971)

Revenues

For the nine months ended September 30, 2010, our revenues increased approximately 166% from $128,791 for the nine months ended September 30, 2010 to $342,585. The increase was attributable to $97,348 in software sales and $116,446 in brokerage revenues.

Cost of Revenue

Our cost of revenue increased significantly from $10,387 for nine months ended September 30, 2009 to $37,189 for nine months ended September 30, 2010, a 258% increase, primarily due to software licensing fees paid to Phil McGrew payable at the rate of  $12,500 per month for the period July 15, 2010 through September 30, 2010.

Gross Profit

Gross profit increased approximately 157.9% from $118,404 for the nine months ended September 30, 2009 to $305,396 for the nine months ended September 30, 2010. This increase in gross profit was primarily due to the increase in software sales and brokerage revenues.

Promotion and Marketing Expenses

Promotion and marketing expenses stayed approximately the same from $21,427 for the nine months ended September 30, 2009 to $11,856 for the same period in 2010. The reason is the expenses incurred in 2009 for the development of the company’s websites.

Wages and Compensation Expenses

Wages and compensation expenses increased significantly from $67,001 for the nine months ended September 30, 2009 to $218,655 for the nine months ended September 30, 2010, an approximately 226.3% increase. The increase was due to brokerage commissions paid $96,962 and increased payments to Phil McGrew during the first six months of 2010.

Interest Expense

The interest expense was $ 1,000 incurred for the nine months ended September 30, 2009 and was $ 4,000 for the nine months ended September 30, 2010. The increase of interest expense by $ 3,000 was due to the interest on the subordinated loan which had only two month’s interest in 2009 and eight and ½ months interest in 2010.

Net Loss

Net loss decreased approximately 58% from a net loss of $31,971 for the nine months ended September 30, 2009 to a net loss of $13,430 for the nine months ended September 30, 2010. The decrease in loss was due to the increase sales, both brokerage and software revenues, partially offset by increases salaries and licenses fees in 2010.

LIQUIDITY

Cash flows

Comparison of Nine Months Ended September 30, 2010 and September 30, 2009

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of cash flows:

	Nine Months Ended September 30
	2010	2009
Net Cash Used in Operating Activities	$6,039	$(38,863)
Net Cash Provided by (Used in) Investing Activities	-	-
Net Cash Provided by Financing Activities	5,000	50,000
Net (Increase) in Cash	$11,039	$11,137
Cash at Beginning of the Year	65,328	73,403
Cash at End of the Year	$76,367	$84,540

Cash Flows from Operating Activities

Net cash flows used in operating activities was $ 6,039 for nine months ended September 30, 2010, as compared to $ 38,863 for nine months ended September 30, 2009. The increase in net cash flows from operating activities for the nine months ended September 30, 2010 was mainly due to refund of the clearing deposit from Penson Financial Services; partially offset by an increase in accounts receivable.  The cash used by operating activities for the nine months ended September 30, 2009 was mainly due to the operating “loss” and an increase in accounts receivable.

Cash Flows from Investing Activities

There are no cash flows from investing activities for nine months ended September 30, 2010 and for nine months ended September 30, 2009.

Cash Flows from Financing Activities

Net cash flows provided by financing activities was $5,000 for nine months ended September 30, 2010, as compared to $50,000 for nine months ended September 30, 2009. The decrease was mainly attributable to a capital contribution of $5,000 in 2010 and the receipts from the subordinated loan in 2009.

CAPITAL RESOURCES

At September 30, 2010 and September 30, 2009, we had $ 76,367 and $ 84,540 in cash, respectively. This decrease is primarily due to the loss for the nine months ended September 30, 2010. Current assets as of September 30, 2010 totaled $ 140,203, an increase by $ 44, 418 compared to $ 95,785 as of September 30, 2009. The increase in current assets is mainly due to a $26,032 increase in accounts receivable and an increase in prepaid professional fees.

At  September 30, 2010,current liabilities  totaled $ 78,176, an increase by $ 26,623 from $ 51,553 as of September 30, 2009. The increase of current liabilities is due to an increase in accounts payable.

Off-Balance Sheet Arrangements

As of September 30, 2010, we did not have any significant off-balance sheet arrangements as defined by the regulations of the SEC.

SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision maker is our Chief Executive Officer. We have evaluated our approach for making operating decisions and assessing the performance of our business and, beginning in the first quarter of 2011, as a result of our purchase agreement with Critical Mass Enterprise, LLC, we determined that we will have two reportable segments: (1) Brokerage operations and (2) Software licensing and sales.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The notes to our consolidated financial statements include disclosure of our significant accounting policies and estimates. In establishing these policies within the framework of accounting principles generally accepted in the United States, management must make certain assessments, estimates and choices that will result in the application of these principles in a manner that appropriately reflects our financial condition and results of operations. Critical accounting policies are those policies that we believe present the most complex or subjective measurements and have the most potential to affect our financial position and operating results. While all decisions regarding accounting policies are important, there are certain accounting policies and estimates that we consider to be critical. These critical policies, which are presented in detail in the notes to our consolidated financial statements, relate to revenue recognition, cash and cash equivalents, held for customers, fair value measurements valuation and office, communication and computer equipment.

A summary of our significant accounting policies and estimates can be found in Note 1 of the notes to our financial statements beginning on page 52 of this prospectus.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

For a discussion of the impact of recent accounting pronouncements, see Note 14 of the notes to our financial statements beginning on page 58 of this prospectus.

MARKETING STRATEGY

We plan to adopt the following strategies to grow our business:

(1)  Expand the range of available services. We plan to expand our services to more areas.
(2)  Provide more trading options and more educational seminars.
(3)  Boost advertising, branding, and marketing efforts.
(4)  Undertake tactical acquisitions and strategic merger or acquisition of other companies.
(5)  Increase penetration in larger markets such as Retail Online Stocks, Mutual Funds and Fixed-Income Products, Managed Futures, Options, Forex, etc.
(6)  Offer foreign exchange brokerage services and become a Retail Foreign Exchange Dealing Member (RFED).
(7)  Register to become a Futures Commission Merchant (FCM)

We plan to continue penetrating the much larger stock, mutual fund and fixed-income markets. The key components of our platform will make us successful in the markets we serve and are applicable to all the markets. Furthermore, since customers who trade self directed often have other investments, we have ample opportunity to cross-sell stocks, mutual funds and fixed-income products. In addition, there are significant opportunities for us to expand into the futures, foreign exchange and other derivative markets where our technology can be easily adapted.  Our marketing strategy will allowed us to build a powerful, highly respected brand. Our target customer is the long-term investor, both novice and expert. Our marketing strategy, based on a mix of grass roots, online and traditional advertising over the Internet, public relations and other targeted forms of media, will enabled us to attract loyal customers at a significantly lower cost per account than our major competitors.

Promotions Plan

We are planning promotional advertising through conventional and online channels and will be hiring a public relations firm.  We also plan to utilize social networking and other Web 2.0 features through the Company’s own website development.

We will promote and capitalize on opportunities to highlight the following:

•	Knowledgeable sales force focusing on many cross-sell opportunities to attract the largest percentage of customers investing and trading dollars.
•	Increase its existing customer base through an enhanced web, and traditional media advertising campaign.
•	Build the MVP brand and strengthen its recognition as a leading financial services provider.
•	Enable customers to trade equities, options, futures, and forex from a single platform and with one firm.
•	All customer accounts have total transparency and 24/7 access, securities accounts are insured through the Securities Investor Protection Corporation (SIPC).

Plan of Operations

Key Operational Processes

The initial seed funding has enabled us to put in place a low cost operating model that is easily to scale much larger. We provide services through an electronic trading platform that is low cost to operate and provides access to multiple markets utilizing one firm. The operating model is consistent with the increasing trend and sophistication among traders that are seeking self service, reliable solutions to trade. We will continue to invest in research and development in order to capture new customers. The operating plan is based on a modest increase of customers at the rate of 5 additional customers added per month per product offering and increasing managed futures assets gathered from the current $100K to $1M per month over a 12 month period. As our customer base and transactions grow, a major emphasis in 2011-2013 will be increasing our current infrastructure in our back-office and compliance departments, to ensure the safety and soundness of the company and instill confidence in clients.

INTELLECTUAL PROPERTY

On July 15, 2010, we entered a Purchase and Sale of Assets Agreement with Critical Mass Enterprises, LLC, a Delaware limited liability company (“Currensys”), under which we acquired the currency trading software and programs developed and owned by Currensys (“Currensys Assets”). Under the Purchase and Sale of Assets Agreements and related Copyright Transfer Agreement, before we pay the full amount of purchase price to Critical Mass Enterprises, LLC, we are granted an exclusive license to copy and reproduce the copyright underlying Currensys, as follows:

Registration Number / Date:	TX0006246557 / 2005-09-09
Title:	McGrew MACD and Bollinger breakout trading system.
Copyright Claimant:	James McGrew, 1964-
Date of Creation:	2004
Date of Publication:	2004-05-01
Authorship on Application:	Computer code: James McGrew.

REGULATORY MATTERS

Our business and industry are highly regulated.  We are regulated by the Commodities Futures Trading Commission, or CFTC, and National Futures Association, or NFA, a self-regulatory organization. These regulatory bodies are charged with safeguarding the integrity of the FX and futures markets and with protecting the interest of customers participating in those markets. In recent years, the financial services industry in the United States has been subject to increasing regulatory oversight. In 2008, Congress passed the CFTC Reauthorization Act, which amended the Commodity Exchange Act and gave the CFTC the power to regulate the retail FX industry. The CFTC subsequently passed rules in 2010 which formalized FX as an instrument authorized by Congress for retail trading and which recognized retail FX dealer managers as a new category of regulated providers of FX. In August 2010, the CFTC released final rules relating to retail FX regarding, among other things, registration, disclosure, recordkeeping, financial reporting, minimum capital and other operational standards. Most significantly the regulations:

•
impose an initial minimum security deposit amount of 2% of the notional value for major currency pairs and 5% of the notional value for all other retail FX transactions and provide that the NFA will designate which currencies are “major currencies” and review, at least annually, major currency designations and security deposit requirements and adjust such designations and requirements as necessary in light of changes in the volatility of currencies and other economic and market factors;

•
provide that referring brokers must either meet the minimum net capital requirements applicable to futures and commodity options referring brokers or enter into a guarantee agreement with a CFTC-regulated FX dealer member, along with a requirement that such referring broker may be a party to only one guarantee agreement at a time;

•
require that the risk disclosure statement provided to every retail FX customer include disclosure of the number of non-discretionary accounts maintained by the FCM or RFED that were profitable and those that were not during the four most recent calendar quarters;

•
require that, FCMs and RFEDs are obligated when requoting prices to do so in a symmetrical fashion so that the requoted prices do not represent an increase in the spread from the initially quoted prices, regardless of the direction the market moves; and

•
prohibit the making of guarantees against loss to retail FX customers by FCMs, RFEDs and referring brokers and require that FCMs, RFEDs and referring brokers provide retail FX customers with enhanced written disclosure statements that, among other things, inform customers of the risk of loss.

In July 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which, among other things, authorizes the CFTC and SEC to mandate central clearing of OTC derivatives and may have broad effects on the derivatives markets generally. For example, this legislation may affect the ability of FX market makers to do business or affect the prices and terms on which such market makers will do business with us. Such legislation may also affect the structure, size, depth and liquidity of the FX markets generally. These effects may adversely impact our ability to provide FX transactions to our customers and could have a material adverse affect on our business and profitability. In addition, beginning in July 2011, the Dodd-Frank Act will require us to ensure that our customers resident in the United States have accounts with our NFA-registered operating entity.

Firms operating in the financial services industry are subject to a variety of statutory and regulatory requirements that require them to know their customers and monitor their customers’ transactions for suspicious financial and trading activities. With the passage of the Patriot Act, we are subject to more stringent requirements.

PROPERTIES

We leased an office space at 99 John Street, Suite 223, New York, NY 10038, on a month-to-month basis. Our monthly rent is approximately $ 3,400.00.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Currently we have 2 full time employees, who are Steven Perlstein, our president, chief executive officer and chief financial officer, and John Correnti, our secretary. Currently we do not have employment agreement with any of employees.

ENVIRONMENTAL LAWS

We are not subject to any environmental laws and regulations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are a smaller reporting company and we are not required to provide information for this section.

AVAILABLE INFORMATION

 We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                 We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are currently not a party to any legal lawsuit or proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The following table sets forth the names, ages and positions of our directors and executive officers

Name	Age	Position

Steven Perlstein	42	Director, President, Treasurer, Chief Executive Officer, Chief Financial Officer
John Correnti	44	Director, Vice President ,Secretary

Steven Perlstein, age 42,  has more than 20 years of financial services industry experience and holds the following securities licenses:  Series 3, 4, 7, 24, 27, 55, 63. Most recently he has been focusing on the business of electronic trading of multiple financial instruments (Stocks, Options, Futures, FX). He is currently responsible for client management and new business development.  Mr. Perlstein’s notable accomplishments in this position include successfully managing the day to day operation of the firm in a highly regulated industry and adding multiple business lines.  Mr. Perlstein’s sales and marketing activities included developing strategic partnerships, creating website content, and conducting new business prospecting and presentations. He graduated from the University of South Florida with a BA degree in 1991. Prior to MVP Financial, LLC, Mr. Perlstein was a principal at All-Tech Investments as well as Andover Brokerage.  Here, he managed several hundred onsite and remote customers’ brokerage and trading accounts. In addition, he has maintained responsibility for all aspects of several branch offices. He gained additional experience working as a branch manager and principal at Joseph Charles and Associates from 1992 to 1994. Mr. Perlstein was responsible for hiring new brokers, monitoring their activities, and providing quarterly performance evaluations.  He has further served as V.P.  of sales at GKN Securities  as well as a registered representative at UBS/PaineWeber.

John Correnti, age 44. He 2007 graduated from Meyers College with a BA in Business Administration in 1995 and obtained his MBA from Cleveland State University in 1997.  John Correnti holds the following securities licenses:  Series 3, 7, 24, 30, 66.  Prior to MVP Financial, Mr. Correnti was employed with Black Tie Investments, Inc. from 01/1997 to 01/2007, where he was Vice President in charge of operations and actuations.  He was also the company’s proprietary trader.  Here he began to refine his trading skills and developed his trading systems as they refer to the foreign exchange markets (FX) and the equities markets.  Mr. Correnti gained international experience when he worked for the Rao Group/Metro 25 from 01/1990 to 05/1997 originally as inside sales.  He subsequently started the Import/Export division for the company primarily concentrating in the European and Asian markets.

EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

We do not have any equity awards outstanding as of December 20, 2010.

Stock Option and Awards Plan

On December 16, 2010, we entered a Unit Subscription Agreement under which we issued a total of 168,764 shares of Series A Convertible Preferred Stock (which can be converted into 16,876, 400 shares of common stock) and 7,870,903 common stock warrants to nine non-US investors.

After the closing of the Unit Subscription Agreement and the effectiveness of the registration of the shares issued pursuant to the Unit Subscription Agreement, John Correnti, Steven Perlstein and Louise Perlstein, who are the holders of 30,000,000 shares of our common stock, will exchange a portion of their common stock according to the following schedule:

Steven Perlstein will exchange 11,750,000 shares of common stock for 26,042 shares of Series C Preferred Stock and will receive 52.08% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

John Correnti will exchange 7,166,667 shares of common stock for 17,361 shares of Series C Preferred Stock and will receive 34.72% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

Louise Perlstein will exchange 100,000 shares of common stock for a promissory note of $ 200,000 and will exchange 4,583,333 shares of common stock for 6,597 shares of Series C Preferred Stock and will receive 13.19% of the shares of common stock from we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

The Value Added Model in the Unit Subscription Agreement is as follows:

Steven Perlstein and John Correnti are our directors and officers. Therefore, the shares of common stock they will receive according to the Value Added Model are the incentives and awards we provide to them to encourage them to serve the company to achieve the market valuation objectives.

Director Compensation

 We do not pay directors compensation for their service as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership immediately Prior to this Offering (1)	Percent of Class immediately Prior to this Offering (2)	Amount and Nature of Beneficial Ownership Assuming all of the Shares are Sold (1)	Percentage of Ownership Assuming all of the Shares are Sold (3)

Steven Perlstein	15,000,000	40.62%	13,000,000	23.52%

John Correnti	10,000,000	27.08%	8,000,000	14.48%

All Officers and Directors as a Group	25,000,000	67.70%	21,000,000	38.00%

5% or more Stockholders

Steven Perlstein	15,000,000	40.62%	13,000,000	23.52%

John Correnti	10,000,000	27.08%	8,000,000	14.48%

Louise Perlstein	5,000,000	13.54%	5,000,000	9.05%

All 5% or More Stockholders	30,000,000	81.23%	26,000,000	47.05%

(1)  All are common stock, par value $ 0.001 per share.

(2) Calculated based on the number of total issued and outstanding shares of common stock, which is 36,930,033, as of December 21, 2010

(3) Calculated based on the number of total issued and outstanding shares of common stock assuming all preferred stock are converted and all common stock warrants are exercised, which is 55,260,636

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 01, 2010, we entered a Securities Subscription Agreement with John Correnti and Steven Perlstein under which we issued 10,000,000 shares of common stock to John Correnti and 10,000,000 shares of common stock to Steven Perlstein. These 20,000,000 shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933. Through this transaction, John Correnti and Steven Perlstein became our initial and founding shareholders. John Correnti and Steven Perlstein were members of our board of directors.

On September 10, 2010, we entered a share exchange agreement with MVP Partners Inc (“MVP Partners”), a Nevada corporation. Under the share exchange agreement, we issued a total of 10,000,000 shares of our common stock to Steven Perlstein and Louise Perlstein (5,000,000 shares each) who were the shareholders of all the issued and outstanding stock of MVP Partners, in exchange for 100% of the issued and outstanding stock of MVP Partners. As the result of such share exchange transaction, we became the sole shareholder of MVP Partners and MVP Partners became our wholly owned subsidiary company. The 10,000,000 shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933. Steven Perlstein was a member of our board of directors and John Correnti was the members of the board of directors of both of us and MVP Partners. Louise Perlstein is the mother of Steven Perlstein, our president, board director, CEO and CFO.

On December 16, 2010, we entered a Unit Subscription Agreement with nine non-US investors. After the closing of this Unit Subscription Agreement and the effectiveness of the registration of the shares issued pursuant to the Unit Subscription Agreement, John Correnti, Steven Perlstein and Louise Perlstein, who are the holders of 30,000,000 shares of our common stock, will exchange a portion of their common stock according to the following schedule:

Steven Perlstein will exchange 11,750,000 shares of common stock for 26,042 shares of Series C Preferred Stock and will receive 52.08% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement. John Correnti will exchange 7,166,667 shares of common stock for 17,361shares of Series C Preferred Stock and will receive 34.72% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement. Louise Perlstein will exchange 100,000 shares of common stock for a promissory note of $ 200,000 and will exchange 4,583,333 shares of common stock for 6,597 shares of Series C Preferred Stock and will receive 13.19% of the shares of common stock from we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement. Steven Perlstein was a member of our board of directors and John Correnti was the members of the board of directors of both of us and MVP Partners. Louise Perlstein is the mother of Steven Perlstein, our president, board director, CEO and CFO.

Review, Approval or Ratification of Transactions with Related Parties

We did not have any policies or procedures in place with respect to the review and approval or ratification of the related party transactions that have been described.We believe that all transactions with related parties were on terms no less favorable than could have been obtained from third parties.

Director Independence

Currently, we do not have any independent directors. Since the Company’s Common Stock is not listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Marketplace Rule 4200(a)(15), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” As such, John Correnti and Steve Perlstein, who are both executive officers, are not independent directors.

We do not currently have a standing audit, nominating or compensation committee and are not required to have such committees under the NASDAQ Marketplace Rules, and as a controlled company we are not required to have a board comprised of a majority of independent directors, a nominating committee or a compensation committee. However, in the future, we do intend to comply with the independent director and committee composition requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

STOCK TRANSFER AGENT

Our transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 705S, Saint Petersburg, FL, 33701.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bernard & Yam, LLP, New York, New York.

EXPERTS

Our financial statements as of and for the years ended December 31, 2008 and 2009 included in this prospectus and in the registration statement have been audited by VB&T Certified Public Accountants, PLLC  , an independent registered public accounting firm, as stated in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

MVP HOLDINGS CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	45

Report of Independent Registered Public Accounting Firm on Internal Control of	46
MVP Financial, LLC Required by CFTC Regulation 1.16 and SEC Rule 17a-5(g)(1)

Consolidated Balance Sheets as of December 31, 2009 and 2008	48

Consolidated Statements of Operations for the years ended	49
December 31, 2009 and 2008

Consolidated Statements of Stockholders' Equity for the years ended	50
December 31, 2009 and 2008

Consolidated Statements of Cash Flows for the years ended	51
December 31, 2009 and 2008

Notes to Consolidated Financial Statements	52

Unaudited Consolidated Financial Statements as of September 30, 2010 and 2009

Consolidated Balance Sheets (Unaudited) as of September 30, 2010 and 2009	63

Consolidated Statements of Operations (Unaudited) for The Nine Months Ended	64
September 30, 2010 and 2009

Consolidated Statements of Stockholders' Equity (Unaudited) The Nine Months Ended	65
September 30, 2010

Consolidated Statements of Cash Flows (Unaudited) for The Nine Months Ended	66
September 30, 2010 and 2009

Notes to Consolidated Financial Statements	67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of MVP Holdings Corp. and subsidiaries

We have audited the accompanying consolidated balance sheets of MVP Holdings Corporation (a Nevada Corporation) and subsidiaries (collectively the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the years then ended. The management of MVP Holdings Corp is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of internal control of a subsidiary, namely MVP Financial, LLC is required by CTFC Regulation 1.16 and SEC Rule 17a-5(g)(1) and SEC Rule 17a-5. and is included in page F-3. The Company is not required to have, nor were we engaged to perform an audit of its internal control for MVP Holdings Corp or any non-regulated entity. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MVP Holdings Corp and subsidiaries as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ VB&T Certified Public Accountants

VB&T Certified Public Accountants
New York, NY
October 1, 2010

AUDITOR’S REPORT ON INTERNAL CONTROL
REQUIRED BY CFTC REGULATION 1.16 AND SEC RULE 17a-5(g)(1)

To the Members of
MVP Financial, LLC

In planning and performing our audit of the financial statements and supplementary information of MVP Financial, LLC (the "Company") for the years ended December 31, 2009 and 2008, we considered the Company’s internal control, including activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing an opinion on the financial statements and not to provide assurance on the Company’s internal control.

Also, as required by Rule 17a-5(g)(1) of the Securities Exchange Act of 1934, we have made a study of the practices and procedures followed by the Company that we considered relevant to the following objectives stated in Rule 17a-5(g), in (1) making the periodic computations of aggregate indebtedness and net capital under Rule 17a-3(a)(11) and the reserve required by Rule 15c3-3(e), (2) making the quarterly securities examinations, counts, verifications, and comparisons, and the recordation of differences required by Rule 17a-13, (3) complying with the requirements for prompt payment for securities under Section 8 of Federal Reserve Regulation T of the Board of Governors of the Federal Reserve System; and (4) obtaining and maintaining physical possession or control of all fully paid and excess margin securities of customers as required by Rule 15c3-3.

In addition, as required by Regulation 1.16 of the Commodity Exchange Act (CEAct), we have made a study of the practices and procedures followed by the Company that we considered relevant to the following objectives stated in Regulation 1.16, in making (1) the periodic computations of minimum financial requirements pursuant to Regulation  1.17, (2) the daily computations of the segregation requirements of Section 4d(2) of the CEAct and the regulations there under, and the segregation of funds based on such computations, and (3) the daily computations of the foreign futures and foreign options secured amount requirements pursuant to Regulation 30.7 under the CEAct.

The management of the Company is responsible for establishing and maintaining internal control and the practices and procedures referred to in the preceding paragraphs. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls and of the practices and procedures, and to assess whether those practices and procedures can be expected to achieve the SEC’s and the Commodity Futures Trading Commission’s (CFTC) above-mentioned objectives. Two of the objectives of internal control and the practices and procedures are to provide management with reasonable but not absolute assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management’s authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) and Regulation 1.16(d)(2) list additional objectives of the practices and procedures listed in the preceding paragraphs.

Because of inherent limitations in any internal control and the practices and procedures referred to above, error or fraud may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the Company’s internal control would not necessarily disclose all matters in the Company’s internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weaknesses is a condition in which the design or operation of the specific internal control components does not reduce to a relatively low level the risk that error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we noted no matters involving the Company’s internal control and its operation, including control for safeguarding customer and firm assets, that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the second and third paragraphs of this report are considered by the SEC and CFRC to be adequate for their purposes in accordance with the Securities Exchange Act of 1934, and CEAct, and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Company’s practices and procedures were adequate at December 31, 2009 and 2008 to meet the SEC’s and CFTC’s objectives.

This report is intended solely for the information and use of the member, management, the SEC, the CFRC, and other regulatory agencies that rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 and/or Regulation 1.16 of the CEAct in their regulation of registered broker-dealers and futures commission merchants, and is not intended to be and should not be used by anyone other than these specified parties.

/S/ VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

New York, NY
October 1, 2010

MVP HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

ASSETS

	2009	2008
Current assets:

Cash	$65,328	$73,403
Commissions receivables	17,059	5,652
Prepaid expenses	2,110	-
Total current assets	84,497	79,055

Other assets:

Clearing deposit	49,311	51,030

Total other assets	49,311	51,030

Total assets	$133,808	$130,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$15,017	$855
Subordinated loan payable	50,000	-

Total Liabilities	65,017	855

Commitments and Contingencies	-	-

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value
416,667 shares authorized; no shares outstanding	-	-
Series B-2 Convertible preferred stock, $0.001 par value
83,333 shares authorized, no shares outstanding
Series C Preferred stock, $0.001 par value
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	109,000	109,000
Accumulated (deficit)	(70,209)	(9,770)

Total stockholders' equity	68,791	129,230

Total liabilities and stockholders' equity	$133,808	$130,085

See accompanying notes and independent registered accountants' report.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008
Revenues:

Broker dealer fees and commissions	$101,404	$80,744
Forex software revenues	126,075	87,401

Total revenues	227,479	168,145

Cost of revenues:

Broker dealer charges and regulatory fees	7,152	2,840
Internet hosting and computer expenses	5,322	5,484
Trader services	10,030	2,600

Total cost of revenues	22,504	10,924

Gross profit	204,975	157,221

Operating expenses:

Promotion and marketing	33,273	21,393
Wages and compensation	151,226	78,604
Occupancy costs	24,923	23,545
Selling, general and administrative	54,053	63,958

Total operating expenses	263,475	187,500

(Loss) from operations	(58,500)	(30,279)

Interest expense	(2,500)	-

Other income (expense), net	561	2,523

(Loss) before income taxes	(60,439)	(27,756)

Provision for income taxes	-	-

Net (loss)	$(60,439)	$(27,756)

Net (loss) per share:
Basic	$(0.00201)	$(0.00093)

Diluted	$(0.00020)	$(0.00091)

Shares used in computing net (loss) per share
Basic	30,000,000	30,000,000

Diluted	30,500,000	30,500,000

See accompanying notes and independent registered accountants' report.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF STOCK HOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

				Retained
			Additional	Earnings	Total
	Capital Stock		Paid-In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balance at January 1, 2008	30,000,000	$30,000	$34,000	$17,986	$81,986

Capital contribution					-
Cash			75,000		75,000

Net (loss) for 2008				(27,756)	(27,756)

Balance at December 31, 2008	30,000,000	30,000	109,000	(9,770)	129,230

Net (loss) for 2009				(60,439)	(60,439)

Balance at December 31, 2009	30,000,000	$30,000	$109,000	$(70,209)	$68,791

See accompanying notes and independent registered accountants' report.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008

Cash Flows (Used) By Operating Activities:
Net (loss)	$(60,439)	$(27,756)
Adjustment to reconcile net (loss) to
net cash (used) by operating activities:
(Increase) in commissions receivables	(11,408)	(1,676)
(Increase) in prepaid expenses	(2,110)	-
Decrease in clearing deposit	1,720	-
Decrease in securities, at market value	-	2,704
Increase (Decrease) in accounts payable	14,162	(292)

Net Cash (Used) By Operating Activities	(58,075)	(27,020)

Cash Flows From Investing Activities:

See note below	-	-

Cash Flows From Financing Activities:
Subordinated loan payable	50,000	-
Contribution of paid-in-capital	-	75,000

Net Cash Provided By Financing Activities:	50,000	75,000

Net (Decrease) Increase In Cash	(8,075)	47,980

Cash at beginning of the year	73,403	25,423

Cash at end of the year	$65,328	$73,403

Significant noncash transactions:
On July 15,2010, the Company issued 500,000 shares of Series B preferred stock in exchange for purchase agreement of an intangible asset (mainly software codes) at a Fair Value of $625,000.

Supplemental cash flow information:
Interest paid during the year	$2,500	$-
Income taxes paid during the year	$-	$-

See accompanying notes and independent registered accountants' report.

MVP HOLDINGS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 1.            The Company and Summary of Significant Accounting Policies

The Company

MVP Holdings Corp (the “Company”, “we”, or “our”) was organized in the State of Nevada on June 30, 2010 and is the sole owner of a Forex trading system which provides three independent signal systems that work together so the investor or trader can adapt easily to changes in the market.  Each system generates trading signals only when specific conditions are met. The program provides for technical support, application development, data management, and Forex trading plans. The software integrates with numerous well known industry execution platforms.

The Company entered into an asset purchase agreement on July 15, 2010 with Critical Mass Enterprises, LLC for the purchases of this software, the software codes, web site, trade name and customer list for $625,000 which was paid for by the issuance of preferred stock, Class B-1 and B-2 totaling 500,000 shares with a Face value of $1.25 per share. These preferred shares, as stated in the asset purchase agreement, are convertible to common stock on a (1) one share of preferred = (1) one share of common stock.

MVP Holdings Corp is also the sole owner of MVP Partners Inc., a corporation organized in the state of Nevada on July 29, 2010.  There was a share exchange agreement dated September 10, 2010, whereby MVP Holdings Corp exchanged 10,000,000 shares of its common stock for 75 shares representing 100% ownership of MVP Partners, Inc.  The sole shareholders of MVP Partners, Inc., namely Steven Perlstein received 5,000,000 shares of common stock and Louise Perlstein received 5,000.000 shares of common stock.  The transaction qualifies as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code; and said exchange qualifies as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this agreement.

MVP Partners Inc is the sole owner of MVP Financial, LLC, which was formed on January 09, 2004, in the state of Delaware.  The company was acquired from its only members, namely Steven Perlstein and Louise Perlstein in a tax free exchange for 100% ownership of MVP Partners Inc., as explained in the preceding paragraph.

MVP Financial, LLC is a registered broker-dealer in securities transactions under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA), National Futures Association (NFA), and the Securities Investor Protection Corporation (SIPC).

MVP Financial, LLC clears all of its securities transactions through a securities clearing broker.  The Company acts as a broker-dealer and is exempt from Securities and Exchange Commission Rule 15c3-3 under paragraph k(2)(ii) since it uses other security firms for clearing.  MVP Financial, LLC does not hold any of the customers’ cash; nor are they a custodian for the securities owned by the customer.

The Company also earns commissions from futures and commodities transactions.

Pursuant to an agreement between the Company and Vision Financial Markets, LLC, (Vision) securities and futures transactions of the Company are cleared through Vision, and its customers are introduced and cleared on a fully disclosed basis.  The Company is exempt from provisions of Rule 15c3-3 and is not responsible for compliance with Section 4(c) of Regulation T of the Board of Governors of the Federal Reserve System, as all customers’ accounts, as defined by such rules, is carried by the Vision.

Basis of Presentation

The accompanying consolidated financial statements have been prepared by MVP Holdings Corp pursuant to the rules and regulations of the Securities and Exchange Commission (“Commission”). Such financial statements include the accounts of MVP Holdings Corp and those of their subsidiaries that are controlled due to ownership of a controlling interest. Inter-company transactions and balances have been eliminated.

The consolidated financial statements reflect the entire operations of the two operating companies, namely MVP Financial, LLC and Critical Mass Enterprises, LLC, with which MVP Holdings Corp entered into an asset purchase agreement dated July 15, 2010 for consideration of 500,000 shares of preferred B-1 and B-2 convertible for 500,000 common shares.  Since this is the main asset of Critical Mass, Inc and MVP Holdings Corp has entered into a three year “non-compete clause” the consolidated statement of operations and cash flows reflect the operations of both companies and the consolidated balance sheets and statements of stockholders’ equity reflect the purchase of the asset on January 1, 2008, rather than July 15, 2009 and the stockholders equity are presented as if the purchase agreement took place on January 1, 2008 rather than July 15, 2009.  The only asset purchased in the agreement dated July 15, 2010 is an intangible asset consisting of software codes, software, customer lists, an internet website and a non compete clause.

Critical Mass Enterprises, LLC is a single member LLC and files its income statement for income tax purposes on Form 1040; schedule C. The statement of operations includes the net income of Critical Mass Enterprises, LLC as salaries and wages. The net income reported as compensation was $86,621 in 2009 and 56,341 in 2008.

The consolidated balance sheets have been presented with members’ capital of $155,457 and $215,896 for the years ended December 31, 2009 and 2008, respectively, and the capital has been allocated between common stock, additional paid in capital and Accumulated Deficit.  The consolidated balance sheets also reflect the 43,333 common shares at a Fair Value of $86,666 for professional services rendered in 2010 regarding the S-1 Registration.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include revenue recognition and the assessment of the valuation of goodwill and other intangible assets, valuation allowance for deferred taxes and the allowance for doubtful accounts receivable. Actual results could differ from these estimates.

Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of three months or less when purchased and are stated at cost. Cash equivalents consist primarily of demand deposits with banks and money market funds.  The Company did not hold cash equivalents at December 31, 2009 and 2008.

Fair Value of Financial Instruments and other Balance Sheets Accounts

Fair value is defined as the price that would be received to sell an asset or paid to transfer liability in an orderly transaction between market participants at the measurement date. Fair value measurement establishes a flair value hierarchy that prioritizes the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. These two inputs create the following fair value hierarchy:

Level l: Quoted prices in active markets for identical assets or liabilities, accessible by the Company at the measurement date.

Level II: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level III: Unobservable inputs for assets or liabilities.

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short-term maturity of these instruments. The carrying amounts of other assets approximate fair value based on their subsequent collection analysis performed and there is no reason for recording of reserves for uncollectible accounts.

Concentrations of Credit Risk and Credit Evaluations

Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash with JP Morgan Chase and has established the internal controls to alert management that the balances do not exceed federal insured levels.

Related Party Transactions

Louise Perlstein made capital contributions to MVP Financial, LLC as follows:

Date	Capital Contributions

04/07/04	$36,000
04/29/04	5,000
06/18/07	18,000
06/27/08	75,000

Total at 12/31/09 & 12/31/08	134,000
04/05/10	5,000

Total at September 30, 2010	$139,000

The allocation of the capital contribution on the balance sheet is $30,000 to common stock and $109,000 to additional paid in capital.

MVP Financial, LLC is currently renting office space at 99 John Street, NYC and the rent is paid to Chase Bank as directed in the leasing agreement between MVP Financial, LLC (tenant) and Donna Portnoi Perlstein and Michelle Portnoi (landlord) as follows:

Fiscal year ended 12/31/08	$21,460 Office located at 15 Park Row, NY NY
Fiscal year ended 12/31/09	$23,211 Office located at 99 John St., NY, NY
Nine months ended 9/30/09	$20,795 Office located at 99 John St., NY, NY

There is no lease commitment between MVP Financial, LLC (tenant) and Portnoi (landlord), but reasonable written notice to the Portnoi is required to terminate the office occupancy.  There is no lease security deposit being held by the Portnoi.

Christa Correnti, related to John Correnti, made a $50,000 subordinated loan at an annual interest rate of 12%.  The note is set to mature on August 15, 2011.

Contingencies

In the normal course of business, the MVP Financial, LLC is engaged in various trading and brokerage activities, including agency and risk-less principal transactions through a clearing broker.  In connection with these activities, a customer’s unsettled transactions may expose the Company to off-balance-sheet risk in the event the customer is unable to fulfill its contractual obligations. Significant credit exposure may result in the event that the Company’s clearing broker is unable to fulfill their contractual obligations.

The Company did not have any pending legal action at December 31, 2009 and 2008. Management has represented that MVP Holdings, LLC and its subsidiaries do not have any asserted on unasserted claims against the Company(s).

Note 2.            Commissions Receivable

The commissions’ receivable represents the amounts due from the clearing broker and was paid to the MVP Financial, LLC in January, 2010 and 2009, respectively.

Note 3.            Allowance for Doubtful Accounts

An allowance for doubtful accounts has not been established for commission’s receivable, because the brokerage receivable is paid monthly on a timely basis by a well financed clearing securities firm. The software sales of trading systems are currently sold on the internet and are paid in advance of delivery of the software.

Note 4.            Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. At December 31, 2009 and 2008, the property and equipment was fully depreciated and had minimal Fair Value.

Note 5.            Prepaid Expenses

The prepaid expense represents January, 2010 rent paid in December, 2009.

Note 6.            Clearing Deposit

The Company maintained a clearing deposit as required by the clearing broker.  The amount on deposit with Penson Financial Services was $49,311 on December 31, 2009 and 51,030 on December 31, 2008.
During 2010, the Company changed its clearing firm from Penson Financial Services to Vision Financial Markets, LLC.

Note 7.            Accounts payable

The accounts payable represent unpaid bills at year end, including December broker commissions paid in January of the following year.

Note 8.            Subordinated Loan Payable

The Company entered into a subordinated loan agreement with Christa Correnti in the amount of $50,000 and the agreement is based on a satisfactory subordination agreement effective as of August 31, 2009 and is due to mature at August 31, 2011, at an interest rate of 12% per annum.  Appendix D of SEC Rule 15c3-1 requires the written approval of “FINRA” before any prepayment or payment of the subordinated loan can be made.

Note 9.            Stockholders ’ Equity

Common stock

The Company may issue up to 75,000,000 authorized shares of common stock upon authorization be its board of directors.  The board of directors, without further notice to the stockholders, is authorized to declare dividends from retained earnings or as a return of capital.  The board of directors may split the common stock or make a reverse split if required as long as it does not effect the dilution of ownership of the common stockholders.

At October 1, 2010 (the date of this report), the outstanding common stock consisted of the following:

Steven Perlstein	15,000,000 shares
Louise Perlstein	5,000,000 shares
John Correnti	10,000,000 shares
Island Stock Transfer	13,333 shares

The Company issued Island Stock Transfer 13,333 shares of common stock for prepaid transfer fees with a Fair Value of $2.00 per share or $26,666.  These shares are considered for basic and fully diluted earnings per share.  The Fair Value is been treated as a prepaid expense until the S-1 Registration is completed.

Preferred Stock

At July 15, 2010 the Company issued to Philip McGrew, sole member and owner of Critical Mass Enterprises, Ltd. 416,667 shares of Class B-1 and 83,333 shares if Class B-2 preferred stock convertible 1:1 for common stock.  The stock was issued pursuant to a purchase agreement dated July 15, 2010.

The Company may issue up to 1,500,000 shares of preferred stock as follows:

Series A = 500,000 shares which each share may be converted into one hundred shares of common stock.
Series B-1 = 416,667 shares convert at 1:10 common shares and was issued to Phil McGrew as consideration of the purchase of the “software trading plan”. Refer to Intangible assets and the Purchase Agreement.
Series B-2 = 83,333  shares convert at 1:1 common shares and was issued to Phil McGrew as  additional consideration of the purchase of the “software trading plan”. Refer to Intangible assets and the Purchase Agreement.
Series C = 500,000 shares of non-convertible stock. These shares may not be converted to any shares of common stock.  Each share of Series C preferred stock has one thousand (1,000) votes in all actions properly brought for a vote by the shareholders.

The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock

Note 10.          Revenue Recognition

Software sales:

The Company generates revenue from software license sales and related services, including maintenance and support, and consulting services. The Company’s products are generally sold with a perpetual license. The Company exercises judgment in connection with the determination of the amount of revenue to be recognized in each accounting period. The nature of each contractual arrangement determines how revenues and related costs are recognized.

For software license arrangements that do not require significant modification or customization of the underlying software, revenue is recognized when the software product or service has been shipped or electronically delivered, the license fees are fixed and determinable, uncertainties regarding customer acceptance are resolved, collectability is probable and persuasive evidence of an arrangement exists.

An assessment of the ability of the Company’s customers to pay is not a factor since payment is made before delivery by credit card or “Paypal”

Revenue from support and maintenance activities, which consist of fees for ongoing support and unspecified product updates, are recognized ratably over the term of the maintenance contract, typically one year, and the associated costs are expensed as incurred. Consulting service arrangements are performed on a “best efforts basis and may be billed under time-and-materials or fixed price arrangements. Revenues and expenses relating to providing consulting services are generally recognized as the services are performed.

Warranties and Indemnification

The Company offers a limited warranty for product and service sales that generally provide the customer a thirty day warranty period against defects. To date, the Company has not incurred any material costs as a result of such warranties and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

The Company’s license agreements generally include certain provisions for indemnifying customers against liabilities if its product or services infringe upon a third-party’s intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

Brokerage revenues:

The Company through its wholly owned subsidiary, MVP Partners Inc. is the sole owner of MVP Financial LLC.  MVP Financial LLC is a registered broker-dealer in securities transactions under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA), National Futures Association (NFA), and the Securities Investor Protection Corporation (SIPC).

The Company clears all of its securities transactions through a securities clearing broker.  The Company acts as a broker-dealer and is exempt from Securities and Exchange Commission Rule 15c3-3 under paragraph k(2)(ii) since it uses other security firms for clearing.

The Company also earns commissions from futures and commodities transactions.

Pursuant to an agreement between the Company and Vision Financial Markets, LLC, (Vision) securities transactions of the Company are cleared through Vision and its customers are introduced and cleared on a fully disclosed basis.  The Company is exempt from provisions of Rule 15c3-3 and is not responsible for compliance with Section 4(c) of Regulation T of the Board of Governors of the Federal Reserve System, as all customers’ accounts, as defined by such rules, is carried by Vision.

The Company records the revenues (commissions etc) on a settlement date basis rather than a trade date basis.  The results are usually immaterial; but in an instance where material transactions occur between trade date and settlement date, they are included in revenues.

Note 11.          Cost of Revenues

Broker dealer charges and regulatory fees

MVP Financial LLC incurred regulatory fees of $2,152 and $2,840 for 2009 and 2008, respectively.  There was also a one time $5,000 clearing charge to the Company in 2009 by the clearing broker.

Training and support services

The Company incurred training and customer supports services in its software segment of $10,030 and $2,600, respectively.

Note 12.          Operating Expenses

Promotion and Marketing

These expenditures consist mainly of website promotion and advertising for both the broker/dealer and the software segments as follows:

	2009	2008
Software promotion and marketing	$11,621	-
Broker/dealer promotion and marketing	$21,652	$21,393

Wages and Compensation

The Company incurred compensation expenditures as follows:

	2009	2008
Software segment	$86,621	$56,604
Broker/dealer segment	$64,605	$22,000

Stock -Based Compensation

The Company provides for stock based compensation for periods after the report dates as calculated in the pro forma disclosures and this compensation expense includes the estimated fair value of equity awards vested during the reported period. Expense for equity awards vested is determined based on the grant date fair value previously calculated for pro forma disclosures. For the fiscal years ended December 31, 2009 and 2008, there was no equity based compensation expenses.

Income Taxes

Deferred taxes are recorded for the difference between the financial statement and tax basis of the Company’s assets and liabilities and net operating loss carry-forwards. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The accumulated deficit at December 31, 2009 and 2008 does not have a provision for deferred taxes, because the net operating losses were utilized by the pre-consolidation pass-through entities.

Income (loss) Per Share

Earnings per share guidance require a dual presentation of basic and diluted income (loss) per share (“EPS”). Basic EPS excludes dilution and is computed by dividing net income attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (e.g. convertible preferred stock, warrants, and common stock options) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded for the years December 31, 2009 and 2008 as their effect would be anti-dilutive.

Note 13.  Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision maker is our Chief Executive Officer. We have evaluated our approach for making operating decisions and assessing the performance of our business and, beginning in the first quarter of 2011, as a result of our purchase agreement with Critical Mass Enterprise, LLC, we determined that we will have two reportable segments:

Brokerage operations.
Software licensing and sales.

Note 14.          Recently Issued Accounting Standards

In August, 2010, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance in accounting for technical amendments to various SEC Rules and schedules.  The rules are pursuant to SEC paragraphs No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.  These amendments have been adhered to in the presentation of the financial statements and are being adhered to in the Financial Reporting Policies of the Company.

In February, 2010, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance in certain recognition and disclosure requirements.  The disclosure requirements are for SEC filers and requires the filer to evaluate subsequent events the date the financial statements are issued.  The Company is in compliance with these requirements for disclosure

In  June, 2009, the Financial Accounting  Standards  Board (“FASB”) issued authoritative  guidance  that  establishes  the Accounting Standards Codification (“Codification” or "ASC" ) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non-governmental entities .

Rules and interpretive releases of the Securities and Exchange Commission (“Commission”) under authority of federal securities laws are also sources of authoritative GAAP for Commission registrants. The Codification supersedes all existing non Commission accounting literature not included in the Codification. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. GAAP was not intended to be changed as a result of the FASB’s Codification project, but it did change the way guidance is organized and presented. As a result, these changes impacted how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the Codification in this prospectus by providing a plain English approach when describing any new or updated authoritative guidance.

In October 2009, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The new guidance will become effective for MVP Holdings Corp beginning May 1, 2011, with earlier adoption permitted. The Company is currently assessing the impact of the adoption of this guidance.

In May 2009, the FASB issued authoritative guidance for the accounting and reporting of subsequent events that occur between the balance sheet date and issuance of financial statements. Issuers are required to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The issuer must also disclose the date through which subsequent events have been evaluated and the nature of any non-recognized subsequent events. This guidance became effective for financial reporting periods ending after June 15, 2009. We adopted this guidance for the financial statements at December 31, 2009 and 2008.

In September 2006, the FASB issued authoritative guidance on fair value measurements. This guidance defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. This guidance is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. We adopted this guidance in the financial statements at December 31, 2009 and 20009 and it did not have a material effect on our consolidated financial statements.

In December 2007, the FASB issued authoritative guidance on business combinations. The standard changes the accounting for business combinations. This guidance is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. We have accounted for the purchase agreement with Critical Mass Enterprises, LLC under this guidance.

In December 2007, the FASB issued authoritative guidance on non-controlling interests in consolidated financial statements. The guidance changes the accounting and reporting for minority interests. This guidance has been adopted by the Company, but there are no minority interests in subsidiary operations and therefore there is no re-characterization requirement as non-controlling interests.

In March 2008, the FASB issued authoritative guidance on disclosures about derivative instruments and hedging activities. This guidance requires enhanced disclosures about an entity’s derivative instruments and hedging activities with a view toward improving the transparency of financial reporting, and is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The guidance encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company has adopted the guidance; but it does not have any impact on our consolidated financial statements as the Company did not own any derivatives or engage in any hedging transaction during the reporting periods. .

In May 2008, the FASB issued authoritative guidance on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). The Company has adopted the guidance, but does not have any convertible debt instruments and it has no effect during the reporting periods.

In April 2008, the FASB issued authoritative guidance on the determining the useful life of intangible assets. This guidance amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset. It also requires expanded disclosure related to the determination of intangible asset useful lives. The guidance is effective for fiscal years beginning after December 15, 2008. The Company has adopted the guidance for the reporting period and periods thereafter and it did not have any effect on our consolidated financial statements.

Note 15.          Subsequent Events

Intangible Assets

The intangible assets were acquired by MVP Holdings Corp (the Buyer) in an exchange for 500,000 shares of convertible Class B-1 and Class B-2 Preferred stock with a Fair Value of $625,000 with a 1:1 common share exchange for Critical Mass Enterprises, Ltd. (the Seller) on July 15, 2010..

The intangible assets are presented using (FASB ASC 350-30-05-1) and are being amortized using the straight-line method over their estimated period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our assets are subject to amortization.  The software code and copyrights are being amortized over 15 years; the website is being amortized over 5 years, the customer list is being amortized over 3 years and the non-compete agreement is being amortized over 2 1/2 years. All of intangible assets are subject to impairments and are clearly identified during any of the periods presented.  There were no impairments on the financial statements at December 31, 2009 and 2008 and for the years then ended because the assets were purchased on July 15, 2010. All software and software development costs were charged to expense in the years incurred.

The allocations of the intangible assets are as follows:

Capitalized Software code and copyright

Under the criteria set forth in Financial Accounting Standards Board (“FASB”) guidance on accounting for the costs of computer software codes and copyrights which make up the components of the software to be sold, leased or otherwise marketed have been determined by MVP Holdings Corp management as an allocation of the component of the intangible assets purchased on July 15, 2010.  The Fair Value was determined based on comparable development costs and the establishment of technological feasibility of the product, which in this case is a computerized securities and Forex trading program. The Company’s products have been released and currently selling of the internet through the website www.currensys.com. Future development costs for upgrades which will be incurrent prior to their release should not be significant to warrant additional capitalization.

Customer list and non-compete agreement

The Company evaluates the customer list purchased by the Company from Critical Mass Enterprises, LLC  for impairment whenever events or changes of customers maintained from the list and the circumstances indicate that the carrying amount of such assets or intangibles may be in excess of fair value or not recoverable. The customer list is being amortized over 3 years.  The non-compete agreement clause in the list is being amortized over 2 1/2 years since it expires on July 14, 2013.  If these intangible assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment has been identified during any of the periods presented.

The Company periodically reevaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful lives of the intangible assets. The criteria used for these evaluations include management’s estimate of the asset’s continuing ability to generate income from operations and positive cash flows in future periods.

Goodwill

Goodwill is not presented on the balance sheets in accordance with (FASB-ASC 350-20 through 55) as the agreement is not a consolidation of business entities and is a purchase of a material asset representing the entire revenues and expenses for 2008 and 2009, when owned by Critical Mass LLC.  (a single member LLC).

Acquisitions

Purchase Agreement between MVP Holdings Corp and Critical Mass, LLC

On July 15, 2010, the Company purchased privately for approximately $625,000 the intangible assets consisting of the Software code and copyright of a proprietary software trading program, including the website that markets the software, the customer list of the seller and a non-compete clause..  The purchase was a non-monetary transaction and the seller was given 500,000 shares of Class B-1 & B-2 convertible preferred stock with a Fair Value of $625,000 which is convertible to one share of the Company’s common stock for every share of the preferred stock (Class B-1 and B-2).  The purchase price of $625,000 has been allocated between Goodwill and Intangible assets as prescribed in (FASB-ASC 350-30-05) and is presented as such on our consolidated balance sheet.  The acquisition has no effect of the statement of operations and there is no amortization or impairment of the Intangible assets.

The following tables present details of the Company’s intangible assets as of September 30, 2010

Intangible Assets – Not amortized on consolidated financial statements, but subject to amortization after December 31, 2010.

Software development costs and copyrights	$325,000 Useful life is 15 years.
Internet Website and domain name (Currensys)	$100,000 Useful life is 5 years.
Customer list	$118,750 Useful life is 3 years
Non-compete agreement	$ 31,250 Useful life is 2 1/2 years

Acquired finite lived intangibles are generally amortized on a straight line basis over their estimated useful life. The useful life of finite-lived intangibles is the period over which the asset is expected to contribute directly or indirectly to future cash flows of the Company The estimated future amortization expense through December 31, 2016 related to intangible assets is as follows:

Fiscal Year Ending December 31,
2011	$ 93,750
2012	93,750
2013	87,500
2014	41,667
2015	41,667
2016	21,667 and thereafter.

The asset allocation of the intangible assets is based on the “asset purchase agreement” MVP Holdings Corp. and Critical Mass, LLC dated July 15, 2010 and management has determined the value allocated to the components included in the intangible assets.  The valuation by the management of MVP Holdings Corp. is based on increased market presence and opportunities; namely when the trading plan software is purchased the buyer will be recommended to open or change their trading account to MVP Financial, LLC.  The incentive will be discount commissions: The addition of the brokerage services to the sale of software licenses should increase the Company’s market presence and opportunities for growth in sales and earnings.

Enhanced Product Mix: The complementary nature of the Company’s brokerage products with those of the software licensing plan should benefit current customers and provide the Company with the ability to access new customers.

Operating Efficiencies: The combination of the Company’s brokerage and software licensing provides the opportunity for potential economies of scale and cost savings.

In accordance with FASB USC 350-30-20, the assets will be tested for impairment on an annual basis on December 31, 2010 and annually there after to determine if indicators of potential impairment exist is excess of the amortization, using a fair-value-based approach. Based on our testing of the intangible assets as of October 1, 2010 (date of this report), we do not believe the intangible assets have been impaired and accordingly have made no adjustments to its carrying value for interim reports issued dated September 30, 2010.

Unit Subscription Agreement

On December 16, 2010, the Company entered into a “Unit Subscription Agreement”, under which the Company issued a total of 168,764 shares of Series A convertible preferred stock, which can be converted into 16,876,400 shares of common stock and 7,870,903 of common stock warrants to nine non-US investors.  The issuance price of series the Series A preferred stock is $192.25 per share and the total proceeds that the Company will receive for 168,764 shares of Series A convertible preferred stock is $32,444,500.  The common stock warrant is exercisable at the price of $4.14 per share.  The shares of Series A convertible preferred stock and common stock warrants in this transaction are issued pursuant to the exemption from registration provided by regulation “D”.

Along with the “Unit Subscription Agreement”, the Company also entered into an account management agreement with “Elco Securities Ltd, a registered investment bank in the Commonwealth of the Bahamas, under which “Elco Securities Ltd”  will act as the intermediary and account management agent  to monitor and manage the performance of the “Unit Subscription Agreement”, particularly the enforcement of the use of proceeds plan prescribed in the “Unit Subscription Agreement”.

After the closing of the “Unit Subscription Agreement” and the effectiveness of the registration of the shares issued pursuant to the “Unit Subscription Agreement”, John Correnti, Steven Perlstein and Louise Perlstein, who are the holders of 30,000,000 shares of common stock, will exchange a portion of their common stock according to the following schedule:

1.
Steven Perlstein will exchange 11,750,000 shares of common stock for 26,042 shares of Series C preferred stock and will receive 52.08% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

2.
John Correnti will exchange 7,166,667 shares of common stock for 17,361 shares of Series C preferred stock and will receive 34.72% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

3.
Louise Perlstein will exchange 100,000 shares of common stock at a Fair Value of $2.00 per shares for a promissory note of $200,000 and will exchange 4,583,333 shares of common stock for 6,597 shares of Series C preferred stock and will receive 13.19% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

MVP HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30,
(UNAUDITED)

ASSETS

	2010	2009
Current assets:

Cash	$76,367	84,540
Accounts receivable	37,170	11,138
Prepaid expenses	26,666	107
Total current assets	140,203	95,785

Other assets:

Intangible assets	625,000

Clearing deposit	25,000	53,026

Total other assets	650,000	53,026

Total assets	$790,203	148,811

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$28,176	$1,553
Subordinated loan payable	50,000	50,000

. Total Liabilities	78,176	51,553

Stockholders' equity:

Common stock, $0.001 par value, 75,000,000 shares
authorized; 30,013,333 shares issued and outstanding	30,013	30,000
Preferred stock:
Series A convertible preferred stock, $0.001 par value,
500,000 shares authorized; no shares outstanding	-	-
Series B-1 Convertible preferred stock, $0.001 par value,
416,667 shares authorized and outstanding	417	-
Series B-2 Convertible preferred stock, $0.001 par value,
83,333 shares authorized and outstanding	83	-
Series C Preferred stock, $0.001 par value,
500,000 shares authorized; no shares outstanding	-	-
Additional paid in capital	765,153	104,000
Accumulated deficit	(83,639)	(36,742)

Total stockholders' equity	712,027	97,258

Total liabilities and stockholders' equity	$790,203	$148,811

See accompanying notes to the consolidated financial statements.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2010	2009
Revenues:

Broker dealer fees and commissions	$175,699	$78,351
Forex software revenues	166,886	50,440

Total Revenues	342,585	128,791

Cost of revenues:

Software licensing fees	31,250	-
Internet hosting and computer expenses	-	3,992
Training and support services	-	5,250
Broker dealer charges and regulatory fees	5,939	1,145

Total cost of revenues	37,189	10,387

Gross profit	305,396	118,404

Operating expenses:

Promotion and marketing	11,856	21,427
Wages and compensation	218,655	67,001
Occupancy costs	22,506	18,056
Professional fees	18,703	-
Other selling, general and administrative	42,606	42,891

Total operating expenses	314,326	149,375

(Loss) from operations	(8,930)	(30,971)

Interest expense	(4,500)	(1,000)

(Loss) before income taxes	(13,430)	(31,971)

Provision for income taxes	-	-

Net (Loss)	$(13,430)	$(31,971)

Net (Loss) per share:

Basic	$(0.00045)	$(0.00107)

Diluted	$(0.00044)	$(0.00107)

Shares used in computing net (Loss) per share

Basic	30,013,333	30,000,000

Diluted	30,513,333	30,000,000

See accompanying notes to the consolidated financial statements.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

			Additional		Total
	Capital Stock		Paid-In	Accumulated	Stockholders'
	Preferred	Common	Capital	Deficit	Equity

Balances at December 31, 2009		$30,000	$109,000	$(70,209)	$68,791

Capital contribution	-	13	31,653	-	31,653

Stock issued in purchase agreement
dated July 15, 2010
Series B-1	417	-	-
Series B-2	83	-	624,500	-	625,000

Net (Loss)				(13,430)	(13,430)

Balances at September 30, 2010	$500	$30,013	$765,153	$(83,639)	$712,027

Shares	500,000	30,013,333

See accompanying notes to the consolidated financial statements.

MVP HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	2010	2009
Cash Flows From By Operating Activities:
Net (loss)	$(13,430)	$(31,971)
Adjustments to reconcile net (loss) to net cash
(used) by operating activities:
(Increase) in accounts receivable	(20,111)	(5,486)
Decrease (Increase) in clearing deposit	24,311	(1,996)
Decrease (Increase) in prepaid expenses	2,110	(108)
Increase in accounts payable	13,159	698

Net Cash Provided From Operating Activities	6,039	(38,863)

Cash Flows From Investing Activities:
See note below	-	-

Cash Flows From Financing Activities:
Subordinated loan payable	-	50,000
Additions to paid in capital	5,000	-

Cash Flows From Financing Activities	5,000	50,000

Net Increase in Cash for the Period	11,039	11,137
Cash - Beginning of Period	65,328	73,403

Cash - End of Period	$76,367	$84,540

Significant noncash transactions:
On July 15, 2010, the company issued 500,000 shares of Series B- preferred stock in exchange for intangible asset at a fair value of $625,000.

During the 3rd quarter of 2010, the company issued 13,333 shares to "Island Stock Transfer"
for prepaid fees with a Fair Value of $26,666.

Interest paid = (2009 $4,500) (2008 $1,000)

Income taxes paid = (2009 $0) (2008 $0)

See accompanying notes to the consolidated financial statements.

MVP HOLDINGS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30. 2010 and 2009

Note 1.            The Company and Summary of Significant Accounting Policies

The Company

MVP Holdings Corp (the “Company”, “we”, or “our”) was organized in the State of Nevada on June 30, 2010 and is the sole owner of a Forex trading system which provides three independent signal systems that work together so the investor or trader can adapt easily to changes in the market.  Each system generates trading signals only when specific conditions are met. The program provides for technical support, application development, data management, and Forex trading plans. The software integrates with numerous well known industry execution platforms.

The Company entered into an asset purchase agreement on July 15, 2010 with Critical Mass Enterprises, LLC for the purchases of this software, the software codes, web site, trade name and customer list for $625,000 which was paid for by the issuance of preferred stock, Class B-1 and B-2 totaling 500,000 shares with a Face value of $1.25 per share. These preferred shares, as stated in the asset purchase agreement is convertible to common stock on a (1) one share of preferred = (1) one share of common stock.

MVP Holdings Corp is also the sole owner of MVP Partners Inc., a corporation organized in the state of Nevada on July 29, 2010.  There was a share exchange agreement dated September 10, 2010, whereas MVP Holdings Corp exchanged 10,000,000 shares of its common stock for 75 shares representing 100% ownership of MVP Partners, Inc.  The sole shareholders of MVP Partners, Inc., namely Steven Perlstein received 5,000,000 shares of common stock and Louise Perlstein received 5,000.000 shares of common stock.  The transaction qualifies as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code; and said exchange qualifies as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this agreement.

MVP Partners Inc is the sole owner of MVP Financial, LLC, which was formed on January 09, 2004, in the state of Delaware.  The company was acquired from its only members, namely Steven Perlstein and Louise Perlstein in a tax free exchange for 100% ownership of MVP Partners Inc., as explained in the preceding paragraph.

MVP Financial, LLC is a registered broker-dealer in securities transactions under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA), National Futures Association (NFA), and the Securities Investor Protection Corporation (SIPC).

MVP Financial, LLC clears all of its securities transactions through a securities clearing broker.  The Company acts as a broker-dealer and is exempt from Securities and Exchange Commission Rule 15c3-3 under paragraph k(2)(ii) since it uses other security firms for clearing.  MVP Financial, LLC does not hold any of the customers’ cash; nor are they a custodian for the securities owned by the customer.

The Company also earns commissions from futures and commodities transactions.

Pursuant to an agreement between the Company and Vision Financial Markets, LLC (Vision), securities and futures transactions of the Company are cleared through Vision, and its customers are introduced and cleared on a fully disclosed basis.  The Company is exempt from provisions of Rule 15c3-3 and is not responsible for compliance with Section 4(c) of Regulation T of the Board of Governors of the Federal Reserve System, as all customers’ accounts, as defined by such rules, is carried by Vision.

Basis of Presentation

The accompanying consolidated financial statements have been prepared by MVP Holdings Corp pursuant to the rules and regulations of the Securities and Exchange Commission (“Commission”). Such financial statements include the accounts of MVP Holdings Corp and those of their subsidiaries that are controlled due to ownership of a controlling interest. Inter-company transactions and balances have been eliminated.

The consolidated financial statements reflect the entire operations of the two operating companies, namely MVP Financial, LLC and Critical Mass Enterprises, LLC, with which MVP Holdings Corp entered into an asset purchase agreement dated July 15, 2010 for consideration of 500,000 shares of preferred B-1 and B-2 convertible for 500,000 common shares.  Since this is the main asset of Critical Mass, Inc and MVP Holdings Corp has entered into a three year “non-compete clause” the consolidated statement of operations and cash flows reflect the operations of both companies and the consolidated balance sheets and statements of stockholders’ equity reflect the purchase of the asset on January 1, 2008, rather than July 15, 2009 and the stockholders equity are presented as if the purchase agreement took place on January 1, 2008 rather than July 15, 2009.  The only asset purchased in the agreement dated July 15, 2010 is an intangible asset consisting of software codes, software, customer lists, an internet website and a non-compete clause.

The consolidated balance sheets have been presented with stockholders’ equity of $712,097 and $97,258 as September 30, 2010 and 2009, and the capital has been allocated between common stock, additional paid in capital and Accumulated Deficit.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include revenue recognition and the assessment of the valuation of goodwill and other intangible assets, valuation allowance for deferred taxes and the allowance for doubtful accounts receivable. Actual results could differ from these estimates.

Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of three months or less when purchased and are stated at cost. Cash equivalents consist primarily of demand deposits with banks and money market funds.  The Company did not hold cash equivalents at September 30, 2010 and 2009.

Fair Value of Financial Instruments and other Balance Sheets Accounts

Fair value is defined as the price that would be received to sell an asset or paid to transfer liability in an orderly transaction between market participants at the measurement date. Fair value measurement establishes a flair value hierarchy that prioritizes the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. These two inputs create the following fair value hierarchy:

Level l: Quoted prices in active markets for identical assets or liabilities, accessible by the Company at the measurement date.

Level II: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level III: Unobservable inputs for assets or liabilities.

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short-term maturity of these instruments. The carrying amounts of other assets approximate fair value based on their subsequent collection analysis performed and there is no reason for recording of reserves for uncollectible accounts.

Concentrations of Credit Risk and Credit Evaluations

Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash with JP Morgan Chase and has established the internal controls to alert management that the balances do not exceed federal insured levels.

Related Party Transactions

Louise Perlstein made capital contributions to MVP Financial, LLC as follows:

Date	Capital Contributions

04/07/04	$36,000
04/29/04	5,000
06/18/07	18,000
06/27/08	75,000

Total at 12/31/09 & 12/31/08	134,000
04/05/10	5,000

Total at September 30, 2010	$139,000

The allocation of the capital contribution on the balance sheet is $30,000 to common stock and $109,000 to additional paid in capital.

MVP Financial, LLC is currently renting office space at 99 John Street, NYC and the rent is paid to Chase Bank as directed in the leasing agreement between MVP Financial, LLC (tenant) and Donna Portnoi Perlstein and Michelle Portnoi (landlord) as follows:

Fiscal year ended 12/31/08	$21,460 Office located at 15 Park Row, NY NY
Fiscal year ended 12/31/09	$23,211 Office located at 99 John St., NY, NY
Nine months ended 9/30/09	$20,795 Office located at 99 John St., NY, NY

There is no lease commitment between MVP Financial, LLC (tenant) and the Portnoi (landlord), but reasonable written notice to the landlord is required to terminate the office occupancy.  There is no lease security deposit being held by Portnoi.

Christa Correnti, related to John Correnti, made a $50,000 subordinated loan at an annual interest rate of 12%.  The note is set to mature on August 31, 2011.

Contingencies

In the normal course of business, the MVP Financial, LLC is engaged in various trading and brokerage activities, including agency and risk-less principal transactions through a clearing broker.  In connection with these activities, a customer’s unsettled transactions may expose the Company to off-balance-sheet risk in the event the customer is unable to fulfill its contractual obligations. Significant credit exposure may result in the event that the Company’s clearing broker is unable to fulfill their contractual obligations.

The Company did not have any pending legal action at September 30, 2010 and 2009 Management has represented that MVP Holdings, LLC and its subsidiaries do not have any asserted on unasserted claims against the Company(s).

Note 2.            Commissions Receivable

The commissions’ receivable represents the amounts due from the clearing broker and was paid to the MVP Financial, LLC in October, 2010 and 2009, respectively.

Note 3.            Allowance for Doubtful Accounts

An allowance for doubtful accounts has not been established for commission’s receivable, because the brokerage receivable is paid monthly on a timely basis by a well financed clearing securities firm. The software sales of trading systems are currently sold on the internet are paid in advance of the software delivery.

Note 4.            Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. At September 30, 2010 and 2009, the property and equipment was fully depreciated and had minimal Fair Value.

Note 5.            Prepaid Expenses

There were $26,666 of prepaid expenses at September 30, 2010, that were exchanged for 13,333 shares of MVP Holdings Corp.

Note 6. Clearing Deposit

The Company maintains a clearing deposit as required by the clearing broker.  The amount on deposit with Vision Financial Markets, LLC was $25,000 at September 30, 2010 and Penson Financial Services was $53,026 at September 30, 2009.  During 2010, the Company changed its clearing firm from Penson Financial Services to Vision Financial Markets, LLC.

Note 7.            Accounts payable

The accounts payable represent unpaid bills at September 30, 2010 and 2009 and includes September broker commission expenses paid in October, 2010 and 2009, respectively.

Note 8.            Subordinated Loan Payable

The Company entered into a subordinated loan agreement with Christa Correnti in the amount of $50,000 and the agreement is based on a satisfactory subordination agreement effective as of August 31, 2009 and is due to mature at August 31, 2011, at an interest rate of 12% per annum.  Appendix D of SEC Rule 15c3-1 requires the written approval of “FINRA” before any prepayment or payment of the subordinated loan can be made.

Note 9.            Stockholders ’ Equity

Common stock

The Company may issue up to 75,000,000 authorized shares of common stock upon authorization be its board of directors.  The board of directors, without further notice to the stockholders, is authorized to declare dividends from retained earnings or as a return of capital.  The board of directors may split the common stock or make a reverse split if required as long as it does not effect the dilution of ownership of the common stockholders.

At October 1, 2010 (the date of this report), the outstanding common stock consisted of the following:

Steven Perlstein	15,000,000 shares
Louise Perlstein	5,000,000 shares
John Correnti	10,000,000 shares
Island Stock Transfer	13,333 shares

The Company issued Island Stock Transfer 13,333 shares of common stock for prepaid transfer fees with a Fair Value of $2.00 per share or $26,666 relating to the S-1 Registration underwriting expenses.  These shares are considered for basic and fully diluted earnings per share.  The Fair Value is been treated as a prepaid expense until the S-1 Registration is completed.

Preferred Stock

At July 15, 2010 the Company issued to Philip McGrew, sole member and owner of Critical Mass Enterprises, Ltd. 416,667 shares of Class B-1 and 83,333 shares if Class B-2 preferred stock convertible 1:1 for common stock.  The stock was issued pursuant to a purchase agreement dated July 15, 2010.

The Company may issue up to 5,250,000 shares of preferred stock as follows:

Series A = 500,000 shares which each share may be converted into one hundred shares of common    stock.
Series B-1 = 416,667 shares convert at 1:10 common shares and was issued to Phil McGrew as consideration of the purchase of the “software trading plan”. Refer to Intangible assets and the Purchase Agreement.
Series B-2 = 83,333  shares convert at 1:1 common shares and was issued to Phil McGrew as  additional consideration of the purchase of the “software trading plan”. Refer to Intangible assets and the Purchase Agreement.
Series C = 500,000 shares of non-convertible stock. These shares may not be converted to any shares of common stock.  Each share of Series C preferred stock has one thousand (1,000) votes in all actions properly brought for a vote by the shareholders.

The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

Note 10.          Revenue Recognition

Software sales:

The Company generates revenue from software license sales and related services, including maintenance and support, and consulting services. The Company’s products are generally sold with a perpetual license. The Company exercises judgment in connection with the determination of the amount of revenue to be recognized in each accounting period. The nature of each contractual arrangement determines how revenues and related costs are recognized.

For software license arrangements that do not require significant modification or customization of the underlying software, revenue is recognized when the software product or service has been shipped or electronically delivered, the license fees are fixed and determinable, uncertainties regarding customer acceptance are resolved, collectability is probable and persuasive evidence of an arrangement exists.

An assessment of the ability of the Company’s customers to pay is not a factor since payment is made before delivery by credit card or “Paypal”

Revenue from support and maintenance activities, which consist of fees for ongoing support and unspecified product updates, are recognized ratably over the term of the maintenance contract, typically one year, and the associated costs are expensed as incurred. Consulting service arrangements are performed on a “best efforts basis and may be billed under time-and-materials or fixed price arrangements. Revenues and expenses relating to providing consulting services are generally recognized as the services are performed.

Warranties and Indemnification

The Company offers a limited warranty for product and service sales that generally provide the customer a thirty day warranty period against defects. To date, the Company has not incurred any material costs as a result of such warranties and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

The Company’s license agreements generally include certain provisions for indemnifying customers against liabilities if its product or services infringe upon a third-party’s intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

Brokerage revenues:

The Company through its wholly owned subsidiary, MVP Partners Inc. is the sole owner of MVP Financial LLC.  MVP Financial LLC is a registered broker-dealer in securities transactions under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA), National Futures Association (NFA), and the Securities Investor Protection Corporation (SIPC).

The Company clears all of its securities transactions through a securities clearing broker.  The Company acts as a broker-dealer and is exempt from Securities and Exchange Commission Rule 15c3-3 under paragraph k(2)(ii) since it uses other security firms for clearing.

The Company also earns commissions from future and commodities transactions.

Pursuant to an agreement between the Company and Vision Financial Markets, LLC (Vision), securities transactions of the Company are cleared through Vision, and its customers are introduced and cleared on a fully disclosed basis.  The Company is exempt from provisions of Rule 15c3-3 and is not responsible for compliance with Section 4(c) of Regulation T of the Board of Governors of the Federal Reserve System, as all customers’ accounts, as defined by such rules, is carried by Vision.

The Company records the revenues (commissions etc) on a settlement date basis rather than a trade date basis.  The results are usually immaterial; but in an instance where material transactions occur between trade date and settlement date, they are included in revenues.

Note 11.          Cost of Revenues

Broker dealer charges and regulatory fees

MVP Financial LLC incurred regulatory fees of $5,939 for the nine months ended September 30, 2010 and $1,145 for the nine months ended September 30, 2009.  There was also a onetime $5,000 clearing charge to the Company in 2009 by the clearing broker.

Training and support services

The Company incurred training and customer support services in its software segment of $5,250 for the nine months ended September 30, 2009.  There were no similar charges in 2010.

Software Licensing fees

The Company pays Phil McGrew $12,500 per month for software licensing fees until the stock is approved by the SEC and is publicly traded.  The $31,250 incurred in 2010 is for the period July 15, 2010 through September 30, 2010.

Internet Hosting fees

The Company incurred the internet hosting fees and computer expenses in 2009.  There are no similar charges for 2010.

Note 12.          Operating Expenses

Promotion and Marketing

These expenditures consist mainly of website promotion and advertising for both the broker/dealer and the software segments as follows:

	2010	2009
Software promotion and marketing	$3,367	7,200
Broker/dealer promotion and marketing	$8,488	$14,227

Wages and Compensation

The Company incurred compensation expenditures for the nine months ended September 30, as follows:

	2010	2009
Software segment	$98,593	$40,503
Broker/dealer segment	$120,062	$26,498

Stock -Based Compensation

The Company provides for stock based compensation for periods after the report dates as calculated in the pro forma disclosures and this compensation expense includes the estimated fair value of equity awards vested during the reported period. Expense for equity awards vested is determined based on the grant date fair value previously calculated for pro forma disclosures. For the nine months ended September 30, 2010 and 2009, there was no equity based compensation expenses.

Income Taxes

Deferred taxes are recorded for the difference between the financial statement and tax basis of the Company’s assets and liabilities and net operating loss carry-forwards. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The accumulated deficit at September 30, 2010 and 2009 does not have a provision for deferred taxes, because the net operating losses were utilized by the pre-consolidation pass-thru entities.

Income (loss) Per Share

Earnings per share guidance require a dual presentation of basic and diluted income (loss) per share (“EPS”). Basic EPS excludes dilution and is computed by dividing net income attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (e.g. convertible preferred stock, warrants, and common stock options) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded for the nine months ended September 30, 2010 and 2009 as their effect would be anti-dilutive.

Note 13.          Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision maker is our Chief Executive Officer. We have evaluated our approach for making operating decisions and assessing the performance of our business and, beginning in the first quarter of 2011, as a result of our purchase agreement with Critical Mass Enterprise, LLC, we determined that we will have two reportable segments:

Brokerage operations.
Software licensing and sales.

Note 14.          Recently Issued Accounting Standards

In August, 2010, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance in accounting for technical amendments to various SEC Rules and schedules.  The rules are pursuant to SEC paragraphs No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.  These amendments have been adhered to in the presentation of the financial statements and are being adhered to in the Financial Reporting Policies of the Company.

In February, 2010, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance in certain recognition and disclosure requirements.  The disclosure requirements are for SEC filers and requires the filer to evaluate subsequent events the date the financial statements are issued.  The Company is in compliance with these requirements for disclosure

In  June, 2009, the Financial Accounting  Standards  Board (“FASB”) issued authoritative  guidance  that  establishes  the Accounting Standards Codification (“Codification” or "ASC" ) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non-governmental entities .

Rules and interpretive releases of the Securities and Exchange Commission (“Commission”) under authority of federal securities laws are also sources of authoritative GAAP for Commission registrants. The Codification supersedes all existing non Commission accounting literature not included in the Codification. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. GAAP was not intended to be changed as a result of the FASB’s

Codification project, but it did change the way guidance is organized and presented. As a result, these changes impacted how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the Codification in this prospectus by providing a plain English approach when describing any new or updated authoritative guidance.

In October 2009, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The new guidance will become effective for MVP Holdings Corp beginning May 1, 2011, with earlier adoption permitted. The Company is currently assessing the impact of the adoption of this guidance.

In May 2009, the FASB issued authoritative guidance for the accounting and reporting of subsequent events that occur between the balance sheet date and issuance of financial statements. Issuers are required to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The issuer must also disclose the date through which subsequent events have been evaluated and the nature of any non-recognized subsequent events. This guidance became effective for financial reporting periods ending after June 15, 2009. We adopted this guidance for the financial statements at December 31, 2009 and 2008.

In September 2006, the FASB issued authoritative guidance on fair value measurements. This guidance defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. This guidance is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. We adopted this guidance in the financial statements at December 31, 2009 and 20009 and it did not have a material effect on our consolidated financial statements.

In December 2007, the FASB issued authoritative guidance on business combinations. The standard changes the accounting for business combinations. This guidance is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. We have accounted for the purchase agreement with Critical Mass Enterprises, LLC under this guidance.

In December 2007, the FASB issued authoritative guidance on non-controlling interests in consolidated financial statements. The guidance changes the accounting and reporting for minority interests. This guidance has been adopted by the Company, but there are no minority interests in subsidiary operations and therefore there is no re-characterization requirement as non-controlling interests.

In March 2008, the FASB issued authoritative guidance on disclosures about derivative instruments and hedging activities. This guidance requires enhanced disclosures about an entity’s derivative instruments and hedging activities with a view toward improving the transparency of financial reporting, and is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The guidance encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company has adopted the guidance; but it does not have any impact on our consolidated financial statements as the Company did not own any derivatives or engage in any hedging transaction during the reporting periods. .

In May 2008, the FASB issued authoritative guidance on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). The Company has adopted the guidance, but does not have any convertible debt instruments and it has no effect during the reporting periods.

In April 2008, the FASB issued authoritative guidance on the determining the useful life of intangible assets. This guidance amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset. It also requires expanded disclosure related to the determination of intangible asset useful lives. The guidance is effective for fiscal years beginning after December 15, 2008. The Company has adopted the guidance for the reporting period and periods thereafter and it did not have any effect on our consolidated financial statements.

Restricted Stock – Common Stock

The Insiders, namely Steven Perlstein, Louise Perlstein and John Correnti are the beneficial owners of common stock as follows:

Steven Perlstein	15,000,000 shares
Louise Perlstein	5,000,000 shares
John Correnti	10,000,000 shares
Island Stock Transfer	13,333 shares

 Free Trading Stock – Common Stock

The Company is registering 36,930,033 shares of common stock of which 6,916,700 shares of common stock will be issued to investors per the terms of a “Unit Subscription Agreement” dated December 10, 2010.  The 6,916,700 shares of common stock are the shares from the conversion of 69,167 of Series A Convertible Stock issued pursuant to the exemption provided by Regulation D.

Warrants

The Company is issuing per the terms of a “Unit Subscription Agreement” dated December 16, 2010, investors 7,870,903 warrants with an expiration date of 48 months following registration or 24 months following final disbursement from this “Offering”, whichever is longer, over a 36 month period.

Note 15.          Subsequent Events

Intangible Assets

The intangible assets were acquired by MVP Holdings Corp (the Buyer) in an exchange for 500,000 shares of convertible Class B-1 and Class B-2 Preferred stock with a Fair Value of $625,000 with a 1:1 common share exchange for Critical Mass Enterprises, Ltd. (the Seller) on July 15, 2010..

The intangible assets are presented using (FASB ASC 350-30-05-1) and are being amortized using the straight-line method over their estimated period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our assets are subject to amortization.  The software code and copyrights are being amortized over 15 years; the website is being amortized over 5 years, the customer list is being amortized over 3 years and the non-compete agreement is being amortized over 2 1/2 years.

All of intangible assets are subject to impairments and are clearly identified during any of the periods presented.
There were no impairments on the financial statements at December 31, 2009 and 2008 and for the years then ended because the assets were purchased on July 15, 2010. All software and software development costs were charged to expense in the years incurred.

The allocations of the intangible assets are as follows:

Capitalized Software code and copyright

Under the criteria set forth in Financial Accounting Standards Board (“FASB”) guidance on accounting for the costs of computer software codes and copyrights which make up the components of the software to be sold, leased or otherwise marketed have been determined by MVP Holdings Corp management as an allocation of the component of the intangible assets purchased on July 15, 2010.  The Fair Value was determined based on comparable development costs and the establishment of technological feasibility of the product, which in this case is a computerized securities and Forex trading program. The Company’s products have been released and currently selling of the internet through the website www.currensys.com. Future development costs for upgrades which will be incurrent prior to their release should not be significant to warrant additional capitalization.

Customer list and non-compete agreement

The Company evaluates the customer list purchased by the Company from Critical Mass Enterprises, LLC  for impairment whenever events or changes of customers maintained from the list and the circumstances indicate that the carrying amount of such assets or intangibles may be in excess of fair value or not recoverable. The customer list is being amortized over 3 years.  The non-compete agreement clause in the list is being amortized over 2 1/2 years since it expires on July 14, 2013.  If these intangible assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment has been identified during any of the periods presented.

The Company periodically reevaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful lives of the intangible assets. The criteria used for these evaluations include management’s estimate of the asset’s continuing ability to generate income from operations and positive cash flows in future periods.

Goodwill

Goodwill is not presented on the balance sheets in accordance with (FASB-ASC 350-20 through 55) as the agreement is not a consolidation of business entities and is a purchase of material asset which represented the entire revenues and expenses for 2008 and 2009 when it was owned by Critical Mass LLC.  (a single member LLC).

Acquisitions

Purchase Agreement between MVP Holdings Corp and Critical Mass, LLC:

On July 15, 2010, the Company purchased privately for approximately $625,000 the intangible assets consisting of the software code and copyright of a proprietary software trading program, including the website that markets the software, the customer list of the seller and a non-compete clause..  The purchase was a non-monetary transaction and the seller was given 500,000 shares of Class B-1 & B-2 convertible preferred stock with a Fair Value of $625,000 which is convertible to one share of the Company’s common stock for every share of the preferred stock (Class B-1 and B-2).  The purchase price of $625,000 has been allocated between Goodwill and Intangible assets as prescribed in (FASB-ASC 350-30-05) and is presented as such on our consolidated balance sheet.  The acquisition has no effect of the statement of operations and there is no amortization or impairment of the Intangible assets.

The following tables present details of the Company’s intangible assets as of September 30, 2010:

Intangible Assets – Not amortized on consolidated financial statements, but subject to amortization after December 31, 2010.

Software development costs and copyrights	$325,000 Useful life is 15 years.
Internet Website and domain name (Currensys)	$100,000 Useful life is 5 years.
Customer list	$118,750 Useful life is 3 years
Non-compete agreement	$ 31,250 Useful life is 2 1/2 years

Acquired finite lived intangibles are generally amortized on a straight line basis over their estimated useful life. The useful life of finite-lived intangibles is the period over which the asset is expected to contribute directly or indirectly to future cash flows of the Company The estimated future amortization expense through December 31, 2016 related to intangible assets is as follows:

Fiscal Year Ending December 31,
2011	$ 93,750
2012	93,750
2013	87,500
2014	41,667
2015	41,667
2016	21,667 and thereafter.

The asset allocation of the intangible assets is based on the “asset purchase agreement” MVP Holdings Corp. and Critical Mass, LLC dated July 15, 2010 and management has determined the value allocated to the components included in the intangible assets.  The valuation by the management of MVP Holdings Corp. is based on increased market presence and opportunities; namely when the trading plan software is purchased the buyer will be recommended to open or change their trading account to MVP Financial, LLC.  The incentive will be discount commissions: The addition of the brokerage services to the sale of software licenses should increase the Company’s market presence and opportunities for growth in sales and earnings.

Enhanced Product Mix: The complementary nature of the Company’s brokerage products with those of the software trading plan should benefit current customers and provide the Company with the ability to access new customers.

Operating Efficiencies: The combination of the Company’s brokerage and software licensing of trading plans provides the opportunity for potential economies of scale and cost savings.

In accordance with FASB USC 350-30-20, the assets will be tested for impairment on an annual basis on December 31, 2010 and annually thereafter to determine if indicators of potential impairment exist is excess of the amortization, using a fair-value-based approach. Based on our testing of the intangible assets as of October 1, 2010 (date of this report), we do not believe the intangible assets have been impaired and accordingly have made no adjustments to its carrying value for interim reports issued dated September 30, 2010.

Unit Subscription Agreement

On December 16, 2010, the Company entered into a “Unit Subscription Agreement”, under which the Company issued a total of 168,764 shares of Series A convertible preferred stock, which can be converted into 16,876,400 shares of common stock and 7,870,903 of common stock warrants to nine non-US investors.  The issuance price of series the Series A preferred stock is $192.25 per share and the total proceeds that the Company will receive for 168,764 shares of Series A convertible preferred stock is $32,444,500.  The common stock warrant is exercisable at the price of $4.14 per share.  The shares of Series A convertible preferred stock and common stock warrants in this transaction are issued pursuant to the exemption from registration provided by regulation “D”.

Along with the “Unit Subscription Agreement”, the Company also entered into an account management agreement with “Elco Securities Ltd, a registered investment bank in the Commonwealth of the Bahamas, under which “Elco Securities Ltd” will act as the intermediary and account management agent to monitor and manage the performance of the “Unit Subscription Agreement”, particularly the enforcement of the use of proceeds plan prescribed in the “Unit Subscription Agreement”.

After the closing of the “Unit Subscription Agreement” and the effectiveness of the registration of the shares issued pursuant to the “Unit Subscription Agreement”, John Correnti, Steven Perlstein and Louise Perlstein, who are the holders of 30,000,000 shares of common stock, will exchange a portion of their common stock according to the following schedule:

1.
Steven Perlstein will exchange 11,750,000 shares of common stock for 26,042 shares of Series C preferred stock and will receive 52.08% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

2.
John Correnti will exchange 7,166,667 shares of common stock for 17,361shares of Series C preferred stock and will receive 34.72% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

3.
Louise Perlstein will exchange 100,000 shares of common stock at a Fair Value of $2.00 per shares for a promissory note of $200,000 and will exchange 4,583,333 shares of common stock for 6,597 shares of Series C preferred stock and will receive 13.19% of the shares of common stock the Company will issue according to the Value Added Model prescribed in the “Unit Subscription Agreement”.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$8,551.21
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000.00
Legal fees and expenses	$17,500.00
Total	$46,051.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Nevada corporation laws.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

RECENT SALES OF UNREGISTERED SECURITIES

On July 01, 2010, we entered a Securities Subscription Agreement with John Correnti and Steven Perlstein under which we issued 10,000,000 shares of common stock to John Correnti and 10,000,000 shares of common stock to Steven Perlstein. These 20,000,000 shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933. Through this transaction, John Correnti and Steven Perlstein became our initial and founding shareholders.

On July 15, 2010, we entered a Purchase and Sale of Assets Agreement with Critical Mass Enterprises, LLC, a Delaware limited liability company (“Currensys”), under which we issued 416,667 shares of Series B-1 Convertible Preferred Stock and 83,333 shares of Series B-2 Convertible Preferred Stock to James Phil McGrew to acquire the currency trading software and programs developed and owned by Currensys (“Currensys Assets”). The 416,667 shares of Series B-1 Convertible Preferred Stock and 83,333 shares of Series B-2 Convertible Preferred Stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On September 10, 2010, we entered a share exchange agreement with MVP Partners Inc (“MVP Partners”), a Nevada corporation. Under the share exchange agreement, we issued a total of 10,000,000 shares of our common stock to Steven Perlstein and Louise Perlstein (5,000,000 shares each) who were the shareholders of all the issued and outstanding stock of MVP Partners, in exchange for 100% of the issued and outstanding stock of MVP Partners. As the result of such share exchange transaction, we became the sole shareholder of MVP Partners and MVP Partners became our wholly owned subsidiary company. The 10,000,000 shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

Prior to our share exchange transaction with MVP Partners, on August 01, 2010, MVP Partners entered a share exchange agreement with MVP Financial LLC (“MVP Financial”), a Delaware company. Under the share exchange agreement, MVP Partners issued 40 shares of its common stock, no par value, to Steven Perlstein and Louise Perlstein (20 shares each) who were the members holding 100% of the ownership of MVP Financial. As the result of this transaction, MVP Financial became the wholly owned subsidiary of MVP Partners. The share exchange transaction between MVP Partners and MVP Financial was approved  by FINRA on November 11, 2010.

Through the above two share exchange transactions, MVP Financial became our indirect wholly owned subsidiary company.

On August 15, 2010, we issued 13,333 shares of common stock to Island Stock Transfer for the transfer agent services it provided to us. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On December 16, 2010, we entered a Unit Subscription Agreement under which we issued a total of 168,764 shares of Series A Convertible Preferred Stock (which can be converted into 16,876, 400 shares of common stock) and 7,870,903 common stock warrants to nine non-US investors. The issuance price of Series A Convertible Preferred Stock was $ 192.25 per share and the total proceeds we will receive for 168,764 shares of Series A Convertible Preferred Stock were $ 32,444,500.  The common stock warrant is exercisable at the price of $ 4.14 per share.  The shares of Series A Convertible Preferred Stock and common stock warrants in this transaction were issued pursuant to the exemption from registration provided by Regulation D. Along with the Unit Subscription Agreement, we also entered an Account Management Agreement with Elco Securities Ltd, a registered Investment Bank in The Commonwealth of the Bahamas, under which Elco Securities Ltd will act as the intermediary and account management agent to monitor and manage the performance of Unit Subscription Agreement, particularly the enforcement of use of proceeds plan prescribed in the Unit Subscription Agreement.

After the closing of the Unit Subscription Agreement and the effectiveness of the registration of the shares issued pursuant to the Unit Subscription Agreement, John Correnti, Steven Perlstein and Louise Perlstein, who are the holders of 30,000,000 shares of our common stock, will exchange a portion of their common stock according to the following schedule:

Steven Perlstein will exchange 11,750,000 shares of common stock for 26,042 shares of Series C Preferred Stock and will receive 52.08% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

John Correnti will exchange 7,166,667 shares of common stock for 17,361 shares of Series C Preferred Stock and will receive 34.72% of the shares of common stock we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

Louise Perlstein will exchange 100,000 shares of common stock for a promissory note of $ 200,000 and will exchange 4,583,333 shares of common stock for 6,597 shares of Series C Preferred Stock and will receive 13.19% of the shares of common stock from we will issue according to the Value Added Model prescribed in the Unit Subscription Agreement.

The Value Added Model in the Unit Subscription Agreement is as follows:

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Legal Opinion
22.1	Subsidiaries of Registrant
23.1	Auditor Consent
10.1	Purchase and Sale of Assets Agreement between MVP Holdings Corp and Critical Mass Enterprise on July 15, 2010
10.2	Copyright Transfer Agreement
10.3	Share Exchange Agreement between MVP Holdings Corp and MVP Partners Inc
10.4	Share Exchange Agreement between MVP Partners Inc and MVP Financial LLC
10.5	Term Notification
10.6	Unit Subscription Agreement
10.7	Account Management Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on April 5, 2011.

MVP Holdings Corp

By:	/s/ Steven Perlstein
Steven Perlstein
President of Board, Chief Executive Officer, Chief Financial Officer, Board Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the April 5, 2011

Signature	Title
/s/ Steven Perlstein
Steven Perlstein	President of Board, Chief Executive Officer, Chief Financial Officer, Board Director
/s/ John Correnti
John Correnti	Board Director, Secretary